UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.   )
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☐	Soliciting Material Pursuant to § 240.14a-12

SANUWAVE Health, Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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SANUWAVE Health, Inc.
11495 Valley View Road
Eden Prairie, Minnesota 55344

NOTICE OF STOCKHOLDER MEETING
TO BE HELD ON AUGUST 19, 2025
TO THE STOCKHOLDERS OF SANUWAVE HEALTH, INC.:
NOTICE IS HEREBY GIVEN that the annual meeting (the “Stockholder Meeting”) of SANUWAVE Health, Inc., a Nevada corporation (“SANUWAVE,” “Sanuwave,” “we,” “us,” or the “Company”), will be held at 10:00 a.m., Central Time, on August 19, 2025. The Stockholder Meeting will be a virtual meeting conducted via live webcast. You are cordially invited to attend the Stockholder Meeting online by visiting https://www.virtualshareholdermeeting.com/SNWV2025 and using a control number assigned by Broadridge Financial Solutions, Inc. (“Broadridge”). The Stockholder Meeting will be held for the purpose of considering and voting on the proposals described below and in the accompanying proxy statement. To register and receive access to the virtual meeting, registered stockholders and beneficial stockholders (those holding shares through a stock brokerage account or by a bank or other holder of record) will need to follow the instructions applicable to them provided in the accompanying proxy statement.
At the Stockholder Meeting, stockholders will be asked to consider and vote on the following proposals:
Proposal 1 — Election of Directors — To elect five directors, Morgan Frank, Gregory Bazar, Jeffrey Blizard, Ian Miller and James Tyler, to serve until the 2026 annual meeting of stockholders;
Proposal 2 — Ratification of the Appointment of our Independent Registered Public Accounting Firm — To ratify the appointment of Baker Tilly US, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025;
Proposal 3 — Approval of the Amendment to the 2024 Equity Incentive Plan — To approve an amendment to the SANUWAVE Health, Inc. 2024 Equity Incentive Plan to increase the number of shares authorized for issuance under the plan by 500,000 shares;
Proposal 4 — Advisory, Non-Binding Vote to Approve the Compensation Paid to our Named Executive Officers — To approve, in an advisory, non-binding vote, the compensation paid to our named executive officers; and
Proposal 5 — Advisory, Non-Binding Vote on the Frequency of Future Votes on the Compensation Paid to our Named Executive Officers — To approve, in an advisory, non-binding vote, the frequency of future votes on the compensation paid to our named executive officers.
The proposals being submitted for a vote at the Stockholder Meeting are more fully described in the accompanying proxy statement. We urge you to read carefully the accompanying proxy statement in its entirety, including the annexes.
The record date for the Stockholder Meeting is July 8, 2025 (the “Record Date”). Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote and have their votes counted at the Stockholder Meeting and any adjournments of the Stockholder Meeting.
Your vote is very important. To ensure your representation at the Stockholder Meeting, we encourage you to vote your shares via the Internet, by telephone, or if you received a paper copy of the proxy materials, by signing, dating and returning your proxy card or voting instruction form, as soon as possible to ensure your shares are voted regardless of whether you attend the Stockholder Meeting.
Thank you for your participation. We look forward to your continued support.

By Order of the Board of Directors,

/s/ Morgan C. Frank
Morgan C. Frank

Chairman of the Board of Directors and
Chief Executive Officer
July 10, 2025

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 19, 2025
The notice of annual meeting of stockholders, proxy statement and 2024 Annual Report are available at https://www.virtualshareholdermeeting.com/SNWV2025.

i

QUESTIONS AND ANSWERS
The following questions and answers briefly address some commonly asked questions about the proposals to be presented at the Stockholder Meeting, as further described below. The following questions and answers do not include all the information that is important to stockholders. Stockholders are urged to read carefully this entire proxy statement, including the annexes and other documents referred to herein.
On October 18, 2024, we effected a 1-for-375 reverse stock split (the “Reverse Stock Split”) of our common stock. As a result of the Reverse Stock Split, every 375 shares of our common stock then issued and outstanding automatically were combined into one share of common stock, with no change in par value per share. Unless otherwise indicated, all historical share and per share amounts for periods prior to the Reverse Stock Split in this proxy statement have been adjusted to reflect the Reverse Stock Split. Proportionate adjustments were made to the number of shares of common stock (i) available for issuance pursuant to our 2024 Equity Incentive Plan and (ii) issuable upon the exercise or conversion of outstanding stock options, warrants and convertible notes, and caused a proportionate increase in the exercise price or conversion price applicable to such securities.
Q.	Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
A.
Pursuant to “Notice and Access” rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending an Important Notice Regarding the Availability of Proxy Materials (the “Notice”) to our stockholders of record. Brokers, banks, and other nominees and intermediaries (collectively, “Brokers”) will be sending a similar Notice to all beneficial owners of stock who hold their shares through such Broker. All record and beneficial stockholders will have the ability to access the proxy materials on the website referred to in the Notice free of charge or request to receive a printed set of the proxy materials for the Stockholder Meeting. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the Notice.

We expect that this proxy statement and the Notice will be mailed to stockholders on or about July 10, 2025.
Q.	Why am I receiving this proxy statement?
A.
Sanuwave is furnishing this proxy statement to stockholders as part of the solicitation of proxies by its Board of Directors (the “Board”) for use at the Stockholder Meeting to be held on August 19, 2025, and at any adjournment or postponement thereof. This proxy statement provides stockholders with information they need to know to be able to vote or instruct their vote to be cast at the Stockholder Meeting. We are holding the Stockholder Meeting to consider and vote upon the following proposals:

Proposal 1 — Election of Directors — To elect five directors, Morgan Frank, Gregory Bazar, Jeffrey Blizard, Ian Miller and James Tyler, to serve until the 2026 annual meeting of stockholders;
Proposal 2 — Ratification of the Appointment of our Independent Registered Public Accounting Firm — To ratify the appointment of Baker Tilly US, LLP (“Baker Tilly”) as our independent registered public accounting firm for the fiscal year ending December 31, 2025;
Proposal 3 — Approval of the Amendment to the 2024 Equity Incentive Plan — To approve an amendment to the SANUWAVE Health, Inc. 2024 Equity Incentive Plan (the “2024 Plan”) to increase the number of shares authorized for issuance under the plan by 500,000 shares;
Proposal 4 — Advisory, Non-Binding Vote to Approve the Compensation Paid to our Named Executive Officers — To approve, in an advisory, non-binding vote, the compensation paid to our named executive officers (“Say on Pay”); and
Proposal 5 — Advisory, Non-Binding Vote on the Frequency of Future Votes on the Compensation Paid to our Named Executive Officers — To approve, in an advisory, non-binding vote, the frequency of future votes on the compensation paid to our named executive officers (“Say on Frequency”).
The presence at the Stockholder Meeting in person or by proxy of persons holding at least one-half of our outstanding shares of common stock as of the Record Date shall constitute a quorum at the Stockholder Meeting.
YOUR VOTE IS IMPORTANT. YOU ARE ENCOURAGED TO VOTE AS SOON AS POSSIBLE AFTER CAREFULLY REVIEWING THIS PROXY STATEMENT.

Q.	What if another matter is properly brought before the Stockholder Meeting?
A.
The Board is aware of no other matter that may be brought before the Stockholder Meeting. If any matter other than the proposals or related matters should properly come before such meeting, however, the persons named in the enclosed proxies will vote proxies in accordance with their judgment on those matters.

Q.	When and where will the Stockholder Meeting be held?
A.
The Stockholder Meeting will be held via live webcast at 10:00 a.m., Central Time, on August 19, 2025. Only stockholders who held shares of our common stock at the close of business on the Record Date will be entitled to attend and vote at the Stockholder Meeting and at any adjournments and postponements thereof. The Stockholder Meeting can be accessed by visiting https://www.virtualshareholdermeeting.com/SNWV2025, where you will be able to listen to the meeting live and vote during the meeting. Please note that you will only be able to access the Stockholder Meeting by means of remote communication. Please have your control number, which can be found on your Notice, or if you received a paper copy of the proxy materials, your proxy card or voting instruction form, to join the Stockholder Meeting. If you do not have a control number, please contact Broadridge.

Q.	Who is entitled to vote at the Stockholder Meeting?
A.
We have fixed the close of business on July 8, 2025, as the Record Date for determining stockholders entitled to notice of and to attend and vote at the Stockholder Meeting. As of the close of business on the Record Date, there were 8,569,338 shares of common stock outstanding and entitled to vote. Each share is entitled to one vote per share at the Stockholder Meeting.

Q.	What is the quorum requirement?
A.
The presence at the Stockholder Meeting in person or by proxy (regardless of whether the proxy has authority to vote on all matters) of persons holding at least one-half of our outstanding shares of common stock as of the Record Date shall constitute a quorum at the Stockholder Meeting. Your shares will be counted for purposes of determining if there is a quorum if you attend virtually and vote during the meeting or have voted before the meeting via the Internet, by telephone or by properly submitting a proxy card or voting instruction form by mail.

If a quorum is not represented at the Stockholder Meeting, our Amended and Restated Bylaws (our “Bylaws”) permit the adjournment of the Stockholder Meeting to a later time and place by a vote of a majority of the shares represented at the Stockholder Meeting or by the chair of the Stockholder Meeting. Notice of such adjournment need not be given if the time and place of the adjourned meeting are announced at the Stockholder Meeting before adjournment.
Q.	How do I vote?
A.	You may vote your shares at the Stockholder Meeting by any of the following methods:
You Can Vote By Signing and Returning the Enclosed Proxy Card or Voting Instruction Form. If you receive a paper copy of the proxy materials, you may vote by signing and returning the enclosed proxy card or voting instruction form, and your shares will be voted as you instruct. If any other matters properly come before the meeting, the persons indicated as proxies will vote that proxy based on their judgment on such matters. Votes received after a matter has been voted upon at the Stockholder Meeting will not be counted.
You Can Vote by Telephone. If you receive a paper copy of the proxy materials, you may vote by calling the toll-free number found on the proxy card or voting instruction form and following the recorded instructions.
You Can Vote Electronically. You can submit your proxy over the Internet, including on your smartphone or tablet, in accordance with the instructions on your Notice, or if you received a paper copy of the proxy materials, on your proxy card or voting instruction form.
You Can Attend the Stockholder Meeting and Vote in Person Virtually. You can attend by logging into the website meeting portal with the control number on your Notice, or if you received a paper copy of the proxy materials, on your proxy card or voting instruction form. Once logged in, you will be able to ask questions and/or vote.
Q.	What if I don’t provide specific voting instructions?
A.
If you are a stockholder of record and sign and return your proxy card but do not give instructions on how to vote your shares, or you vote by telephone or electronically and do not vote on each proposal individually, your shares will be voted for each uninstructed proposal as recommended by the Board.

If you are a beneficial stockholder, under the rules governing Brokers who submit a proxy card with respect to shares held in street name, such Brokers have the discretion to vote on “routine” matters, but not on “non-routine” matters. Only Proposal 2 is considered a “routine” matter for this purpose, and Brokers generally have discretionary voting power with respect to such proposal. For non-routine matters, your Broker can vote your shares of common stock only if you provide instructions on how to vote. If you do not give your Broker instructions, your shares of common stock will be treated as broker non-votes with respect to Proposals 1, 3, 4 and 5. Because Proposal 2 is a routine matter, no broker non-votes are expected on this proposal. Broker non-votes will have no effect on any of the proposals.
Q.	What if I abstain from voting?
A.	A vote to ABSTAIN will have no effect on any of the proposals.
Q.	Will my vote be kept confidential?
A.	Proxies, ballots, and voting tabulations are handled on a confidential basis to protect your voting privacy. This information will not be disclosed, except as required by law.
Q.	How does the Board recommend that I vote on the proposals?
A.	The Board unanimously recommends that the stockholders entitled to vote on the proposals, vote as follows:
•	“FOR” the election of the five nominees for director;
•	“FOR” the ratification of the appointment of Baker Tilly as our independent registered public accounting firm for the fiscal year ending December 31, 2025;
•	“FOR” the approval of the amendment to the 2024 Plan to increase the number of shares authorized for issuance under the plan by 500,000 shares;
•	“FOR” the approval, in an advisory, non-binding vote, of the Say on Pay proposal; and
•	For the option of every “1 YEAR” on the Say on Frequency proposal.
Q.	Can I change my vote?
A.	Yes. At any time before your proxy is voted, you may change your vote by:
•	providing notice to our Secretary in writing that you have revoked your proxy;
•	casting a subsequent vote via the Internet, by telephone or by mail; or
•
attending the Stockholder Meeting and voting electronically by entering the control number found on your Notice, or if you received a paper copy of the proxy materials, on your proxy card or voting instruction form. Attendance at the Stockholder Meeting will not, in and of itself, revoke a proxy.

Q.	How many votes are needed to approve each proposal, what are the voting options, how does the Board recommend I vote, and what is the effect of a withhold/abstention or broker non-vote?
A.

Proposal	Vote Required	Voting Options	Board Recommendation	Broker Discretionary Voting Allowed?	Effect of Withhold/ Abstention	Effect of Broker Non-Vote
No. 1. Election of Directors – Five Nominees	Plurality	“For” or “Withhold”	“For”	No	None	None
No. 2. Ratification of the Appointment of Baker Tilly as our Independent Registered Public Accounting Firm	More Votes “For” than “Against”	“For,” “Against” or “Abstain”	“For”	Yes	None	N/A

Proposal	Vote Required	Voting Options	Board Recommendation	Broker Discretionary Voting Allowed?	Effect of Withhold/ Abstention	Effect of Broker Non-Vote
No. 3. Approval of an Amendment to the 2024 Plan	More Votes “For” than “Against”	“For,” “Against” or “Abstain”	“For”	No	None	None
No. 4. Approval of the Advisory, Non-Binding Say on Pay Proposal	More Votes “For” than “Against”	“For,” “Against” or “Abstain”	“For”	No	None	None
No. 5. Approval of the Advisory, Non-Binding Say on Frequency Proposal	More Votes “For” than “Against”*	“1 Year,” “2 Years,” “3 Years” or “Abstain”	“1 Year”	No	None	None

*
This is the voting standard under Nevada law and our Bylaws. In determining the frequency with which we will hold future advisory votes to approve the compensation paid to our named executive officers, the Board will consider the frequency (every 1, 2 or 3 years) receiving the most votes as representing the stockholders’ view on how frequently such votes should occur.

Q.	How can I find out the results of the voting at the Stockholder Meeting?
A.	Final voting results will be published in a Current Report on Form 8-K that we expect to file with the SEC within four business days of the Stockholder Meeting.
Q.	Who is paying for this proxy solicitation?
A.
We are soliciting proxies on behalf of the Board. This solicitation is being made by mail but also may be made by telephone or in person. We and our directors, officers, and employees may also solicit proxies in person, by telephone, or by other electronic means. We will bear the cost of the solicitation.

We will ask Brokers to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. We will reimburse them for their reasonable expenses.
Q.	What does it mean if I receive more than one Notice?
A.
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice to ensure that all your shares are voted.

PROPOSAL 1: ELECTION OF DIRECTORS
The Board is presently comprised of five members. Accordingly, the Board has set the number of directors that will constitute the Board as of the Stockholder Meeting at five. Each director elected at an annual meeting serves from the time of his or her election until the next annual meeting of stockholders following that election and until his successor is elected and qualified or until his earlier death, retirement, disqualification, resignation or removal.
The Nominating and Corporate Governance Committee has recommended, and the Board has approved, the nomination of five directors for election for one-year terms expiring at the 2026 annual meeting of stockholders and until their respective successors are duly elected and qualified, or, if sooner, until the director’s death, resignation, or removal. Each of these nominees is currently a director of the Company and is standing for election by stockholders for the first time at the Stockholder Meeting. Messrs. Blizard, Miller and Tyler were recommended for nomination as a director by our former chief executive officer, Kevin A. Richardson, II. Mr. Bazar was recommended for nomination as a director by our current chief executive officer.
Proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement. If any nominee should become unavailable to serve for any reason, it is intended that votes will be cast for a substitute nominee designated by the Nominating and Corporate Governance Committee and approved by the Board. We have no reason to believe that any nominee named will be unable to serve if elected.
Director Information
The names and ages of the nominees and their length of service with the Company and Board committee memberships are set forth in the table below.

Name	Age	Director Since	Independent	AC	CC	NCG	SF
Morgan Frank	53	August 2022	No	—	—	—	C
Jeffrey Blizard	56	April 2022	Yes	M	C	M	—
Ian Miller (LD)	49	April 2022	Yes	C, F	—	M	M
James Tyler	68	April 2021	Yes	M	M	C	M
Gregory Bazar	50	May 2025	Yes		M

C:	Committee Chair	M:	Member	F:	Financial Expert
AC:	Audit Committee	CC:	Compensation Committee	NCG:	Nominating and Corporate
SF:	Strategy and Finance Committee	LD:	Independent Lead Director		Governance Committee

A brief biography of each nominee is set forth below, which includes information, as of the Record Date, regarding specific and particular experience, qualifications, attributes, or skills of each nominee that led the Nominating and Corporate Governance Committee and the Board to believe that the director should serve on the Board.
Director Nominees
Morgan Frank joined the Board as Chairman in August 2022 and was appointed Chief Executive Officer in May 2023. Mr. Frank is a founder and principal at Manchester Explorer Fund (19 years) and at Manchester Explorer Ltd (Cayman), two life science focused public equity hedge funds specializing in hands-on microcap growth and development companies. He has over 30 years of experience in investing, capital markets, corporate strategy, corporate finance, corporate restarts, and intellectual property. Mr. Frank was formerly a principal at First Principles Group, a firm focused on corporate restarts, and a portfolio manager for technology and venture capital at Hollis Capital, a San Francisco hedge fund. He also sits on the board of Modular Medical, Inc. (MODD), a development stage company focused on next generation insulin delivery. Mr. Frank has degrees in economics and political science from Brown University.
The Board believes that Mr. Frank’s extensive experience in life sciences investing, corporate restructuring, and public company leadership qualify him to serve on the Board.
Jeffrey Blizard joined the Board as a Director in April 2022. Mr. Blizard is the President of TELA Bio, an innovative soft tissue reconstruction solution that optimizes clinical outcomes by prioritizing the preservation and restoration of the patient’s own anatomy. Prior to his role at TELA Bio, Mr. Blizard was the Global Head of Surgical Sales at

Abiomed, a medical device technology company that operates as a standalone business within Johnson & Johnson’s MedTech segment, where he served beginning in 2017. Mr. Blizard also held positions as General Manager of Sales – CT Surgery, Heart Failure, ECMO, and National Director of Sales – CT Surgery/Heart Failure at Abiomed, where he led sales of Impella in the surgical market. Before joining Abiomed, Mr. Blizard held senior sales leadership roles at renowned medical device companies such as Medtronic, HeartWare, Intuitive Surgical, and Boston Scientific. Mr. Blizard brings a strong knowledge of capital equipment and sales leadership specific to the medical industry. Throughout his career, Mr. Blizard has shown strength in business and market development.
The Board believes that Mr. Blizard’s deep experience in medical device sales leadership, market development, and commercialization of capital equipment qualify him to serve on the Board.
Ian Miller joined the Board as a Director in April 2022. Mr. Miller is the Executive Vice President at Hoogwegt US, where he leads a team responsible for over $500 million in annual revenue through the global trade of commodities. Mr. Miller also serves as a board representative and supervisor to the plant manager of Lone Star Dairy Products, a high-throughput 24/7 food production facility in Canyon, Texas. He holds an MBA from Drake University and brings more than two decades of experience in commercial leadership, with a focus on structured growth, operational execution, and international supply chain management.
The Board believes that Mr. Miller’s extensive experience in global sales leadership and strategic business development qualify him to serve on the Board.
James Tyler joined the Board as a Director in April 2021. Mr. Tyler is an advisory partner to Morgan Stanley Expansion Capital. Mr. Tyler has over 40 years of operations and financial leadership in various healthcare delivery models. Mr. Tyler built a successful track record for operational excellence, specifically in the wound care industry, as COO with National Healing which later became Healogics, the nation’s leading provider of advanced wound care.
The Board believes that Mr. Tyler’s extensive operational and financial leadership in healthcare, particularly his experience in the wound care industry, qualify him to serve on the Board.
Gregory Bazar joined the Board as a Director in May 2025 and brings decades of leadership experience in engineering, technology, and cybersecurity. He currently serves as Chairman of the Board at Simpatico Systems, a company he founded to deliver advanced IT and cybersecurity solutions. Previously, he was the first employee at 3D-P, where he played a pivotal role in the company’s growth and strategic direction, later becoming Chairman of the Board and leading it through its acquisition by Epiroc, a global leader in mining and infrastructure solutions. Mr. Bazar began his career at Caterpillar, gaining global experience in leveraging technology to enhance human innovation. He holds a degree in engineering from the Colorado School of Mines.
The Board believes that Mr. Bazar’s leadership in engineering, technology innovation, and cybersecurity, along with his experience guiding companies through growth and acquisition, qualify him to serve on the Board.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” EACH OF THE FIVE NAMED DIRECTOR NOMINEES.

CORPORATE GOVERNANCE AND BOARD MATTERS
The Board of Directors
Our current Board consists of five members, four of whom have been determined by the Board to be “independent” as defined under the listing rules of the Nasdaq Stock Market LLC (“Nasdaq”). The Board has determined that Mr. Frank is not independent under the applicable Nasdaq rules. During 2024, the Board held five meetings. Each incumbent director attended at least 75% of the aggregate of the total number of meetings of the Board held during the period for which he has been a director and the total number of meetings held by all committees of the Board on which he served during the periods that he served.
Board’s Leadership Structure
Our Board elects the chief executive officer and its chairman, and each of these positions may be held by the same person or may be held by two people. The chairman’s primary responsibilities are to manage the Board, while the primary responsibility of the chief executive officer is to manage the day-to-day affairs of the Company, considering the policies and directions of the Board. Such an arrangement promotes more open and robust communication among the Board and provides an efficient decision-making process with proper independent oversight. The Board, as of May 2023, with the appointment of Morgan Frank as Chief Executive Officer, determined that it is currently in the best interest of the Company and its stockholders to combine the roles of chairman and chief executive officer. Because Mr. Frank is not independent, the Board has designated Ian Miller to serve as our Lead Director. The Lead Director’s responsibilities include, but are not limited to: presiding over all meetings of the Board at which the chairman is not present, including any executive sessions of the independent directors; approving Board meeting schedules and agendas; and acting as the liaison between the independent directors and the chief executive officer.
The Company believes, however, that there is no single leadership structure that is always the best and most effective in all circumstances. Accordingly, the Board retains the authority to later separate these roles if doing so would be in the best interests of the Company and its stockholders.
The Board is authorized to have an audit committee, a compensation committee, a nominating and corporate governance committee, and a strategy and finance committee, to assist the Board in discharging its responsibilities.
Board’s Role in Risk Oversight
While our management is responsible for the day-to-day management of risk to the Company, the Board has broad oversight responsibility for our risk management programs. The various committees of the Board assist the Board in fulfilling its oversight responsibilities in certain areas of risk. In particular, the Audit Committee focuses on financial and enterprise risk exposures, including internal controls, and discusses with management and our independent registered public accountants our policies with respect to risk assessment and risk management. The Compensation Committee is responsible for considering those risks that may be implicated by our compensation programs and reviews those risks with the Board and chief executive officer.
Audit Committee
The Audit Committee operates under a written charter adopted by the Board which is available on our website at www.sanuwave.com. The primary responsibility of the Audit Committee is to oversee our financial reporting process on behalf of the Board. The Audit Committee reviews and discusses with management and the independent registered public accounting firm the annual audited and quarterly financial statements (including the related disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the annual report on Form 10-K and the quarterly reports on Form 10-Q), reviews the integrity of the financial reporting processes, both internal and external, and reviews the qualifications, performance, and independence of the registered public accounting firm. Among other things, the Audit Committee is also responsible for reviewing with management the effectiveness of our internal controls and disclosure controls and procedures. The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the work of our independent auditors, currently Baker Tilly, including the resolution of disagreements, if any, between management and the auditors regarding financial reporting. In addition, the Audit Committee is responsible for reviewing and approving any related party transaction that is required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The current members of the Audit Committee are Ian Miller (Chairperson), Jeffrey Blizard, and James Tyler, each of whom is determined to be an independent director, pursuant to the Nasdaq rules and Rule 10A-3 of the Exchange Act. Mr. Miller, who is the chair of the Audit Committee, has been determined by the Board to be an audit committee financial expert as defined pursuant to the rules of the SEC.
Compensation Committee
The Compensation Committee operates under a written charter adopted by the Board which is available on our website at www.sanuwave.com. The primary purpose of the Compensation Committee is to discharge the responsibilities of the Board relating to the compensation of our executive officers. Specific responsibilities of the Compensation Committee include reviewing and recommending approval of the compensation of our named executive officers, administering our stock incentive plan, and reviewing and making recommendations to the Board with respect to incentive compensation and equity plans.
The current chair of the Compensation Committee is Jeffrey Blizard, who is an independent director pursuant to the Nasdaq rules. The other current members of the Compensation Committee are James Tyler and Gregory Bazar, each of whom is an independent director pursuant to the Nasdaq rules. Each of Messrs. Blizard, Tyler, and Bazar is also independent pursuant to Rule 10C-1(b)(1) promulgated under the Exchange Act and is a “non-employee director” as defined in Rule 16b-3 under the Exchange Act. Pursuant to the Compensation Committee Charter, the Compensation Committee is required to consist of at least two independent directors.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board which is available on our website at www.sanuwave.com. Specific responsibilities of the Nominating and Corporate Governance Committee include identifying and recommending nominees for election to the Board; developing and recommending to the Board our corporate governance principles; overseeing the evaluation of the Board; and reviewing and approving compensation for non-employee members of the Board.
The current chair of the Nominating and Corporate Governance Committee is James Tyler, who is an independent director, pursuant to the Nasdaq rules. The other current members of the Nominating and Corporate Governance Committee are Ian Miller and Jeffrey Blizard, who are also independent directors pursuant to the Nasdaq rules. Pursuant to the Nominating and Corporate Governance Committee Charter, the Nominating and Corporate Governance Committee is required to consist of at least two independent directors.
Strategy and Finance Committee
The Strategy and Finance Committee operates under a written charter adopted by the Board which is available on our website at www.sanuwave.com. Specific responsibilities of the Strategy and Finance Committee include identifying financial strategies to improve our balance sheet position and stockholder value. The current chair of the Strategy and Finance committee is Morgan Frank. The other current members of the Strategy and Finance Committee are James Tyler and Ian Miller.
Compensation Committee Process and Procedures
The implementation of our compensation philosophy is carried out under the supervision of the Compensation Committee. The Compensation Committee Charter requires that the Compensation Committee meet as often as it determines is appropriate to carry out its responsibilities. The Compensation Committee also meets regularly in executive session. Members of our management, in addition to the Compensation Committee’s independent advisors, may attend portions of the Compensation Committee meetings for the purpose of providing analysis and information to assist in making recommendations on various compensation matters. However, our management does not participate in executive sessions of the Compensation Committee.
Nominating and Corporate Governance Committee Process and Procedures
In connection with its nomination of directors for election or re-election at an annual meeting and periodically throughout the year, the Nominating and Corporate Governance Committee considers the composition of the Board and each Board committee to evaluate their effectiveness and whether changes should be considered. In support of this process, the Board has determined that the Board as a whole must have the right mix of characteristics and skills for the optimal functioning of the Board in its oversight of the Company. The Nominating and Corporate Governance Committee, in recommending director candidates, and the Board, in nominating director candidates, will take into account such factors as it determines relevant, including the following:
•	Personal and professional integrity;
•	Ethics and values;
•	Experience in corporate management, such as serving as an officer or former officer of a publicly held company;
•	Experience in the industries in which we compete;
•	Experience as a board member or executive officer of another publicly held company;
•	Diversity (including, but not limited to, gender, race, ethnicity, age, experience, and skills);
•	Conflicts of interest; and
•	Practical and mature business judgment.
The Nominating and Corporate Governance Committee and the Board evaluate each individual in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. In determining whether to recommend a director for reelection, the Nominating and Corporate Governance Committee will consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board.
All of the director nominees have been recommended to the Board by the Nominating and Corporate Governance Committee for election as directors at the Stockholder Meeting, and the Board has approved such recommendations.
Stockholder Recommendations to the Board of Directors
Stockholders who wish to recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates may submit the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Corporate Governance Committee, c/o Secretary, SANUWAVE Health, Inc., 11495 Valley View Road, Eden Prairie, MN 55344. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.
Stockholder Communications with the Board of Directors
The Board has implemented a process for stockholders to send communications to the Board. Stockholders who wish to communicate directly with the Board or any director should deliver any such communications in writing to our Secretary. Our Secretary will compile any appropriate communications he receives from stockholders and deliver them periodically to the Board or the specific directors requested.
Code of Business Conduct and Ethics
It is our policy to conduct our affairs in accordance with all applicable laws, rules, and regulations of the jurisdictions in which we do business. We have adopted a code of business conduct and ethics with policies and procedures that apply to all associates (all employees are encompassed by this term, including associates who are officers) and directors, including the chief executive officer, chief financial officer, controller, and persons performing similar functions.
The Company has made the code of business conduct and ethics available on its website at www.sanuwave.com. If any substantive amendments to the code of business conduct and ethics are made or any waivers are granted, including any implicit waiver, the Company intends to disclose the nature of such amendment or waiver on its website or in a Current Report on Form 8-K.

Insider Trading Policy
We have adopted an insider trading policy governing the purchase, sale, and other disposition of our securities by directors, officers, employees, and certain other covered persons, a copy of which is filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (our “2024 Annual Report”). The policy is designed to promote compliance with insider trading laws, rules, and regulations, as well as applicable listing standards. In addition, with regard to the Company trading in its own securities, it is the Company’s policy to comply with the federal securities laws.
The insider trading policy also prohibits directors and executive officers, or their designees, from engaging in the following transactions with respect to our securities:
•	purchasing our securities on margin, or otherwise pledging our securities;
•	short sales of our securities (selling securities not owned at the time of sale);
•	buying or selling put or call options or other derivative securities based on our securities;
•
purchasing any financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or otherwise engaging in transactions that are designed to or have the effect of hedging or offsetting any decrease in the market value of equity securities; and

•	engaging in limit orders or other pre-arranged transactions that execute automatically, except for “same-day” limit orders and approved 10b5-1 plans.
No Family Relationships Among Directors and Officers
There are no family relationships between any director or executive officer of the Company and any other director or executive officer of the Company.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our equity securities which are registered pursuant to Section 12 of the Exchange Act, to file with the SEC initial reports of ownership and reports of changes in ownership of our equity securities.
Based solely upon a review of the Forms 3, 4, and 5 (and amendments thereto) furnished to the Company for our fiscal year ended December 31, 2024, written representations by our directors and executive officers, and the issuances of securities in the Company’s records, we have determined that the following reports and transactions were not timely reported during our fiscal year ending December 31, 2025 to date, our fiscal year ended December 31, 2024, and prior fiscal years: 14 reports and 18 transactions for Peter Stegagno; eight reports and 16 transactions for Mr. Miller; 11 reports and 25 transactions for Mr. Stolarski; five reports and eight transactions for Mr. Tyler; four reports and three transactions for Iulian Cioanta; three reports and two transactions for Mr. Blizard; three reports and four transactions for Mr. Frank; two reports and one transaction each for Nanci Gilmore, Peter Sorensen, and Tim Wern; one report and one transaction for Tim Hendricks; and eight reports and 63 transactions for Manchester Management PR, LLC, Manchester Management Company, LLC, Manchester Explorer, L.P., James E. Besser, and Mr. Frank. The Company has also determined that the following reports and transactions have not been reported during our fiscal year ended December 31, 2024 or prior fiscal years: six reports and 13 transactions for Kevin A. Richardson, II; and one report and zero transactions for Toni Rinow.

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF
OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed Baker Tilly as our independent registered public accounting firm for the fiscal year ending December 31, 2025, and the Board is submitting this appointment to our stockholders for ratification at the Stockholder Meeting. Baker Tilly has served as our independent registered public accounting firm since May 20, 2025. The engagement of Baker Tilly was approved by the Audit Committee. Representatives of Baker Tilly plan to attend the Stockholder Meeting, are expected to be available to answer appropriate questions from stockholders, and will have the opportunity to make a statement if they desire to do so. We do not expect our prior independent registered public accounting firms, CBIZ CPAs P.C. (“CBIZ CPAs”) and Marcum LLP (“Marcum”), to attend the Stockholder Meeting; however, if any such firm does attend the Stockholder Meeting, they will be permitted to answer appropriate questions from stockholders and will have the opportunity to make a statement if they desire to do so.
Neither our Bylaws nor other governing documents or law require stockholder ratification of the appointment of Baker Tilly as our independent registered public accounting firm. However, the Board is submitting the appointment of Baker Tilly to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain Baker Tilly. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of the Company and its stockholders.
Changes in Independent Registered Public Accounting Firm
CBIZ CPAs to Baker Tilly
On May 12, 2025, we dismissed CBIZ CPAs, our independent registered public accounting firm since April 11, 2025, and notified Baker Tilly of our formal decision to engage Baker Tilly to serve as our independent registered public accounting firm for the year ending December 31, 2025, effective beginning with the review of our condensed consolidated financial statements for the quarter ended June 30, 2025, and subject to completion of Baker Tilly’s client acceptance procedures. Following the completion of Baker Tilly’s client acceptance procedures, we and Baker Tilly entered into an engagement letter on May 20, 2025. The engagement of Baker Tilly was approved by the Audit Committee of the Board.
During the period of CBIZ CPAs’ engagement through May 12, 2025, the date of CBIZ CPAs’ dismissal, there were (a) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and CBIZ CPAs on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of CBIZ CPAs, would have caused CBIZ CPAs to make reference to the subject matter of the disagreements in connection with CBIZ CPAs’ reports on our financial statements, and (b) no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions), except for the material weaknesses in our internal control over financial reporting due to a lack of (i) internal controls over key accounting and IT processes, (ii) expertise and resources to analyze and properly apply U.S. GAAP to complex and non-routine transactions and (iii) internal resources to analyze and properly apply U.S. GAAP to account for financial instruments included in service agreements with select vendors, as previously disclosed under Part I, Item 4 of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025.
During the years ended December 31, 2024 and 2023, and the subsequent interim period through May 20, 2025, neither we nor anyone acting on our behalf consulted Baker Tilly regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and no written report was provided to the Company or oral advice was provided that Baker Tilly concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K and the related instructions).
On May 15, 2025, we filed a Current Report on Form 8-K disclosing the change in our independent registered public accounting firm (the “May Form 8-K”). We provided CBIZ CPAs with a copy of the May Form 8-K prior to its filing with the SEC and requested that CBIZ CPAs furnish the Company with a letter addressed to the SEC stating whether it agrees with the above statements and, if it does not agree, the respects in which it does not agree. A copy of the letter, dated May 15, 2025, was filed as Exhibit 16.1 to the May Form 8-K.

Marcum to CBIZ CPAs
Based on information provided by Marcum, our former independent registered public accounting firm, CBIZ CPAs acquired the attest business of Marcum, effective November 1, 2024. Marcum continued to serve as our independent registered public accounting firm through April 10, 2025. On April 10, 2025, Marcum resigned as our independent registered public accounting firm, and on April 11, 2025, CBIZ CPAs was engaged to serve as our independent registered public accounting firm for the year ending December 31, 2025, effective beginning with the review of our condensed consolidated financial statements for the quarter ended March 31, 2025. The engagement of CBIZ CPAs was approved by the Audit Committee of the Board.
The reports of Marcum regarding our consolidated financial statements for the years ended December 31, 2024 and 2023 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that in its reports on the consolidated financial statements for the years ended December 31, 2024 and 2023, Marcum included a paragraph regarding the existence of substantial doubt about our ability to continue as a going concern.
During the years ended December 31, 2024 and 2023, and through April 10, 2025, the date of Marcum’s resignation, there were (a) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference to the subject matter of the disagreements in connection with Marcum’s reports on our financial statements, and (b) no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions), except for the material weaknesses in the Company’s internal control over financial reporting previously disclosed under Part II, Item 9A of the 2024 Annual Report and the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.
Prior to engaging CBIZ CPAs, neither we nor anyone acting on our behalf consulted CBIZ CPAs regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and no written report was provided to the Company or oral advice was provided that CBIZ CPAs concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K and the related instructions).
On April 14, 2025, we filed a Current Report on Form 8-K disclosing the change in our independent registered public accounting firm (the “April Form 8-K”). We provided Marcum with a copy of the April Form 8-K prior to its filing with the SEC and requested that Marcum furnish the Company with a letter addressed to the SEC stating whether it agrees with the above statements and, if it does not agree, the respects in which it does not agree. A copy of the letter, dated April 14, 2025, is filed as Exhibit 16.1 to the April Form 8-K.
Audit Fees
The following table summarizes the fees that we have paid or accrued for audit and other services in the years ended December 31, 2024 and 2023 provided by Marcum, our principal independent registered public accounting firm for those fiscal years:

(In thousands)	For the Year Ended December 31,
Fee Category	2024	2023
Audit fees	$471	$545
Total Fees	$471	$545

For purposes of the preceding table:
•
Audit fees consist of fees for the annual audit of our consolidated financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings and consents related to capital markets transactions and engagements for those fiscal years.

The Audit Committee must pre-approve all audits and permitted non-audit services to be provided by our principal independent registered public accounting firm unless an exception to such pre-approval exists under the Exchange

Act or the rules of the SEC. Each year, the Audit Committee approves the retention of our independent auditor to audit our consolidated financial statements. At this time, the Audit Committee evaluates and approves other known potential engagements of the independent auditor, including the scope of audit-related services, tax services, and other services proposed to be performed, and approves or rejects each service, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent auditor’s independence from management.
All the services provided by Marcum during the fiscal year ended December 31, 2024 were pre-approved by the Audit Committee in accordance with these standards.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF BAKER TILLY AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025.

Audit Committee Report
The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the preparation and integrity of the consolidated financial statements and the reporting process, including establishing and monitoring the system of internal financial controls. In this context, during the fiscal year ended December 31, 2024, the Audit Committee met and held discussions with management and Marcum LLP (“Marcum”), the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2024. Management has represented to the Audit Committee that the Company’s consolidated financial statements for the fiscal year ended December 31, 2024 were prepared in accordance with generally accepted accounting principles in the United States, and the Audit Committee has reviewed and discussed the Company’s audited financial statements with management and with Marcum.
In addition, the Audit Committee has reviewed and discussed with Marcum: (i) the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the Securities and Exchange Commission (the “SEC”); and (ii) the written disclosures and the letter received from Marcum required by applicable requirements of the PCAOB regarding Marcum’s communications with the Audit Committee concerning independence and the independence of Marcum from the Company and management.
Based on the review and discussion referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the SEC.
Audit Committee

Ian Miller, Chair
Jeffrey Blizard
James Tyler

PROPOSAL 3: APPROVAL OF THE AMENDMENT TO THE 2024 EQUITY INCENTIVE PLAN
The 2024 Plan originally became effective August 7, 2024. On June 6, 2025, the Board approved an amendment to the 2024 Plan to increase the total number of shares of common stock authorized for issuance under the 2024 Plan by 500,000 shares (the “Amendment”) in accordance with the recommendation of the Compensation Committee and directed that the Amendment be submitted to stockholders for approval at the Stockholder Meeting. If our stockholders do not approve this proposal, the Amendment described in this proposal will not take effect and no shares will be added to the 2024 Plan’s share reserve.
Proposed Amendment
The Amendment would increase the number of shares authorized for issuance under the 2024 Plan by 500,000 shares to a total of 1,876,556 shares. The Board has concluded that it is advisable that we continue to have the ability to offer our employees a stock ownership interest in the Company, which enhances employee interest in our continued success and progress.
Reasons to Approve the Amendment
Shareholder approval of the 2024 Plan is being sought in order to (i) satisfy the shareholder approval requirements of the Nasdaq listing standards for the increase in the number of shares available for issuance under the 2024 Plan by 500,000 shares, and (ii) obtain shareholder approval of the number of shares that may be subject to incentive stock options under Section 422 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”).
The approval of the Amendment by our stockholders is important because the number of shares currently authorized for issuance under the 2024 Plan is not expected to be sufficient to meet our needs through the end of 2025. If our stockholders do not approve this proposal, then the Amendment will not become effective.
The Board recommends a vote in favor of the Amendment because the Board believes the Amendment is in the best interests of the Company and our stockholders for the following reasons:
•
Align executive, employee, and stockholder interests. We believe that our stock-based compensation programs, along with our stock ownership guidelines for our executives, help align the interests of our executives and employees with the interests of our stockholders by giving them a sense of ownership and long-term personal involvement in and accountability for our development and financial success. If the Amendment is approved, we will be able to continue to use equity to align the interests of our executives and employees with the interests of our stockholders.

•
Attract and retain talent. Talented, motivated, and effective executives and employees are essential to executing our business strategies and propelling our business forward. Stock-based compensation has been a critical component of our total compensation because this type of compensation enables the Company to effectively recruit and retain executives and other employees in a competitive market for talent while encouraging them to act and think like owners of the Company. If the Amendment is approved, we believe we will maintain our ability to offer competitive compensation packages to both retain our best performers and attract new talent.

•
Avoid disruption in our compensation programs and mitigate the need for significant cash compensation. We consider equity compensation to be a vital element of our employee compensation program. We believe that, if stockholders approve the Amendment, the additional shares reserved under the 2024 Plan will be sufficient to enable us to grant equity awards under the 2024 Plan for approximately the next one or two years, based on the recent market prices of our common stock, and the anticipated use of equity awards as an incentive and retention tool. If the 2024 Plan is not approved, we would need to replace components of compensation previously awarded in equity with cash or with other instruments that may not necessarily support our goals of strengthening longer-term retention and aligning employee interests with those of our stockholders. Additionally, replacing equity awards with cash would increase our cash compensation expense and significantly deplete cash that could be better utilized towards other strategic purposes.

•
Balance appropriately our need to attract and retain talent with stockholder interests regarding dilution. We recognize the dilutive impact of our equity compensation programs on our stockholders, and we continuously strive to balance this concern with the competition for talent, competitive compensation practices, and the need to attract and retain talent.

The 2024 Plan and the proposed Amendment to the 2024 Plan is included in this proxy statement as Appendix A.
Dilution and Overhang
In approving the increase in the number of shares authorized for issuance contemplated by the Amendment, the Compensation Committee and the Board considered the following:
•	Share usage over the past several years and anticipated share usage for the next few years;
•
The fact that the number of shares remaining available for future issuance (approximately 70,722 shares as of the Record Date), would likely be insufficient to make awards of equity-based compensation after 2025 that we anticipate granting as part of annual grants to our executives and other employees; and

•	Potential dilution to our current stockholders as measured by run rate and overhang, as further discussed below.
Based on these considerations, an additional 500,000 shares are being proposed to be made available for issuance under the 2024 Plan, which the Compensation Committee believes represents an appropriate increase at this time.
While the use of long-term incentives in the form of equity awards is an important part of our compensation program, we recognize that equity awards dilute existing stockholders and are mindful of our responsibility to our stockholders to exercise judgment in the granting of equity awards. Our Compensation Committee regularly reviews our long-term incentive compensation program to ensure that we balance our employee compensation objectives with our stockholders’ interest in limiting dilution from equity awards.
The following table sets forth information regarding stock and option awards that were outstanding and shares available for future grants under the 2024 Plan as of the Record Date. As of the Record Date, we had 1,283,645 shares of common stock underlying equity awards outstanding under the 2024 Plan and 22,031 shares of common stock underlying equity awards outstanding under the Amended and Restated 2006 Stock Incentive Plan of SANUWAVE Health, Inc. (the “2006 Plan”). No further awards may be issued under the 2006 Plan. The market value of one share of our common stock on the Record Date, as determined based on the closing price per share of our common stock as reported on Nasdaq, was $34.89.

	Number of securities to be issued upon exercise or settlement of outstanding awards	Weighted- average exercise price of outstanding options	Weighted- average term to expiration	Number of securities remaining available for future issuance
2006 Plan	22,031	$56.22	2.2	—
2024 Plan	1,283,645	$18.45	9.2	70,722
Total	1,305,676	$19.09	9.0	70,722

Overhang. As of the Record Date, the outstanding equity awards under the 2024 Plan and 2006 Plan, together with the number of shares available for future grants of equity awards under the 2024 Plan (commonly referred to as the “overhang”), represent approximately 13.5% of the fully diluted number of shares of our common stock. The dilutive impact of the additional 500,000 shares that would be available for issuance under the 2024 Plan would increase the overhang by approximately four percentage points to approximately 17.5% based on our fully diluted number of shares of our common stock as of the Record Date.
Description of the 2024 Plan
The major features of the 2024 Plan, as amended, are summarized below. The summary is qualified in its entirety by reference to the full text of the 2024 Plan, as amended, which is attached to this proxy statement as Appendix A.
Administration
The 2024 Plan is administered by our Compensation Committee (the “Plan Administrator”). Subject to the terms of the 2024 Plan, the Plan Administrator has the authority to (a) determine the eligible individuals who are to receive awards under the 2024 Plan, (b) determine the terms and conditions of awards granted under the 2024 Plan, (c) determine performance criteria and the achievement of such criteria, (d) cancel, suspend, or accelerate the vesting or exercisability of, payment for or lapse of restrictions on, or amend any other terms of awards, (e) adopt sub-plans,

(f) issue substitute awards, and (g) make all other decisions related to the 2024 Plan and awards granted thereunder. The Plan Administrator may also delegate to one or more of its members, a director or directors, or senior officers of the Company the authority to grant awards, subject to terms and conditions determined by the Plan Administrator and within the limitations of Section 16 of the Exchange Act.
Types of Awards
The 2024 Plan provides for the grant of stock options, which may be incentive stock options (“ISOs”) or nonstatutory stock options (“NSOs”), stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), and other equity-based or equity-related awards that the Plan Administrator determines are consistent with the purpose of the 2024 Plan and the interests of the Company, or collectively, awards.
Share Reserve
If the Amendment is approved by stockholders, the total number of shares which may be issued under the 2024 Plan would be increased by 500,000 shares of our common stock that may be issued under the 2024 Plan to a total of 1,876,556 shares. All of the shares available under the 2024 Plan may be issued upon the exercise of ISOs.
If awards issued under the 2024 Plan, or awards issued under the 2006 Plan that were outstanding on the date our shareholders initially approved the 2024 Plan, are forfeited, cancelled, settled, or paid in cash, or expire before being exercised or settled in full, the shares subject to such awards will again be available for issuance under the 2024 Plan. If SARs are exercised, only the number of shares actually issued upon exercise or settlement of such awards will reduce the number of shares available under the 2024 Plan. However, if the number of shares subject to an award is variable on the grant date, the maximum number of shares will be counted against the number of shares available under the 2024 Plan until it can be determined that a lesser number of shares will be issued. Shares applied to pay the exercise price of an option or satisfy withholding taxes related to any award will again become available for issuance under the 2024 Plan. To the extent an award may be settled solely in cash, the award will not reduce the number of shares available for issuance under the 2024 Plan.
Awards granted under the 2024 Plan upon the assumption of, or in substitution or exchange for, outstanding equity awards previously granted by a predecessor or an entity acquired by us or any of our subsidiaries will not reduce the share reserve under the 2024 Plan.
Shares issued under the 2024 Plan may be authorized but unissued shares or treasury shares.
Eligibility
Employees (including officers), non-employee directors, and consultants who render services to the Company or any subsidiary (whether now existing or subsequently established) are eligible to receive awards under the 2024 Plan. ISOs may only be granted to employees of the Company or any subsidiary thereof (whether now existing or subsequently established). As of the Record Date, there were approximately 52 employees, four non-employee directors, and an indeterminate number of consultants and advisors, who are eligible to participate in the 2024 Plan.
International Participation
The Plan Administrator has the authority to implement sub-plans (or otherwise modify applicable grant terms) for purposes of satisfying applicable foreign laws, conforming to applicable market practices, or qualifying for favorable tax treatment under applicable foreign laws, and the terms and conditions applicable to awards granted under any such sub-plan or modified award may differ from the terms of the 2024 Plan. Any shares issued in satisfaction of awards granted under a sub-plan will come from the 2024 Plan share reserve.
Repricing
The Plan Administrator may not reprice (reduce the exercise price of) options and SARs, or cancel or exchange options and SARs for cash or other equity awards which would constitute a repricing under accounting rules, unless such action has been approved by stockholders in advance.
Effect of Termination of Employment or Service
Unless otherwise set forth in an applicable agreement, if a participant ceases to be employed by, or provide other services to, the Company and our subsidiaries, all unvested and unexercisable portions of any outstanding awards will be immediately forfeited without consideration. Upon termination for cause, all unexercised option and SAR awards and all unvested portions of any other outstanding awards will be immediately forfeited without consideration. Upon termination for any reason other than cause, death, or disability, the currently vested and exercisable portions of option and SAR awards may be exercised for a period of three months after the date of termination; however, if the participant dies during such three month period, the vested and exercisable portions of the option and SAR awards may be exercised for a period of one year after the date of such termination. Upon termination due to death or disability, the currently vested and exercisable portions of option and SAR awards may be exercised for a period of one year after the date of termination.
Types of Awards
Stock Options. A stock option is the right to purchase a certain number of shares of stock at a fixed exercise price which, pursuant to the 2024 Plan, may not be less than 100% of the fair market value of our common stock on the date of grant. Subject to limited exceptions, an option may have a term of up to 10 years and will generally expire sooner if the optionee’s service terminates. Options will vest at the rate determined by the Plan Administrator. An optionee may pay the exercise price of an option in cash, or, with the administrator’s consent, with shares of stock the optionee already owns, with proceeds from an immediate sale of the option shares through a broker approved by us, through a net exercise procedure, or by any other method permitted by applicable law.
Stock Appreciation Rights. A SAR provides the recipient with the right to the appreciation in a specified number of shares of stock. The Plan Administrator determines the exercise price of SARs granted under the 2024 Plan, which may not be less than 100% of the fair market value of our common stock on the date of grant. Subject to limited exceptions, a SAR may have a term of up to 10 years and will generally expire sooner if the recipient’s service terminates. SARs will vest at the rate determined by the Plan Administrator. Upon exercise of a SAR, the recipient will receive an amount in cash, stock, or a combination of stock and cash determined by the Plan Administrator, equal to the excess of the fair market value of the shares being exercised over their exercise price.
Restricted Stock Awards. A restricted stock award is an award of common stock that vests at such times and in such installments as may be determined by the Plan Administrator. Until it vests, the shares subject to the award are subject to restrictions on transferability and the possibility of forfeiture. The Plan Administrator may impose such restrictions or conditions to the vesting of restricted stock awards as it deems appropriate, including that the participant remain continuously in the Company’s service for a certain period or that specified performance goals are satisfied. Recipients of restricted shares generally have all of the rights of a stockholder with respect to those shares, including voting rights; however, any dividends and other distributions on restricted shares will generally be subject to the same restrictions on transferability and forfeitability as the underlying shares.
Restricted Stock Units. An RSU is a right to receive a share, at no cost to the recipient, upon satisfaction of certain conditions, including vesting conditions, established by the Plan Administrator. RSUs vest at the rate determined by the Plan Administrator, and any unvested RSUs will generally be forfeited upon termination of the recipient’s service. Settlement of RSUs may be made in the form of cash, stock, or a combination of cash and stock, as determined by the Plan Administrator. Recipients of RSUs generally will have no voting or dividend rights prior to the time the vesting conditions are satisfied and the award is settled. At the Plan Administrator’s discretion and as set forth in the applicable RSU agreement, RSUs may provide for the right to dividend equivalents which will generally be subject to the same conditions and restrictions as the RSUs to which they pertain.
Other Awards. The Plan Administrator may grant other awards based in whole or in part by reference to our common stock and may grant awards under other plans and programs that will be settled with shares issued under the 2024 Plan. The Plan Administrator will determine the terms and conditions of any such awards.
Changes to Capital Structure
In the event of certain changes in capitalization, including a stock split, reverse stock split, or stock dividend, proportionate adjustments will be made in the number and kind of shares available for issuance under the 2024 Plan, the limit on the number of shares that may be issued under the 2024 Plan as ISOs, the number and kind of shares subject to each outstanding award, and/or the exercise price of each outstanding award.
Change in Control with Corporate Transaction
If we are party to a “corporate transaction” which is also a change in control, each outstanding award will be treated as the Plan Administrator determines, which may include acceleration of vesting, the continuation, assumption, or substitution of an outstanding award, the cancellation of an outstanding award after an opportunity to exercise, or the cancellation of an outstanding award in exchange for a payment equal to the value of the shares subject to such award less any applicable exercise price. In general, if an award held by a participant at the effective time of a change in control transaction is not continued, assumed, or substituted, then the award will vest in full, and for awards subject to one or more performance-based vesting conditions that have not yet been satisfied, such performance-based vesting conditions shall be deemed achieved at 100% of target levels, pro-rated so that the vested portion of the award at that level of performance is proportionate to the portion of the performance period that has elapsed as of the effective time of the change in control.
If awards are continued, assumed, or replaced, and a participant’s service is terminated without cause within 12 months after a corporate transaction, then all awards will become immediately fully vested and exercisable, and for awards subject to one or more performance-based vesting conditions, such performance-based award will be considered fully vested if it is vested based on actual achievement as of the date of the participant’s termination of service, pro-rated so that the vested portion of the award at that level of performance is proportionate to the portion of the performance period that has elapsed as of the time of the termination of service.
For purposes of the 2024 Plan, the following terms have the meanings indicated:
•
A “corporate transaction” generally means (i) a sale or other disposition of all or substantially all of our assets, or (ii) a merger, consolidation, share exchange, or similar transaction involving the Company.

•
A “change in control” generally refers to a corporate transaction (as defined above), the acquisition by a person or group of beneficial ownership of 30% or more of the voting power of our stock, or stock equaling 50% or more of our fair market value, a sale of 40% or more of our assets, or our “continuing directors” ceasing to constitute a majority of our Board.

Change in Control without a Corporate Transaction
If we are party to any other change in control, the Plan Administrator may provide, in an individual award agreement or in any other written agreement with a participant, that the award will be subject to acceleration of vesting and exercisability in the event of a change in control, in connection with a termination of employment in connection with or following a change in control, or for the cancellation of an outstanding award in exchange for a payment equal to the value of the shares subject to such award, and in the case of an option or SAR, less any applicable exercise price.
Transferability of Awards
Unless the Plan Administrator determines otherwise, an award generally will not be transferable other than by beneficiary designation, a will, or the laws of descent and distribution. The Plan Administrator may permit transfer of an award pursuant to a domestic relations order or by gift to a family member.
Amendment and Termination
The Plan Administrator may amend or terminate the 2024 Plan at any time. Any such amendment or termination will not affect outstanding awards. If not sooner terminated, the 2024 Plan will terminate automatically 10 years after its effective date. Stockholder approval is not required for any amendment to the 2024 Plan, unless required by applicable law, government regulation, or exchange listing standards.
Certain U.S. Federal Income Tax Aspects of Awards Under the 2024 Plan
This is a brief summary of the U.S. federal income tax aspects of awards that may be made under the 2024 Plan based on existing U.S. federal income tax laws as of the date of this proxy statement. This summary covers only the basic tax rules. It does not describe a number of special tax rules, including the alternative minimum tax and various elections that may be applicable under certain circumstances. It also does not reflect provisions of the income tax laws of any municipality, state, or foreign country in which a holder may reside, nor does it reflect the tax consequences of a holder’s death. Therefore, no one should rely on this summary for individual tax compliance, planning, or decisions. Participants in the 2024 Plan should consult their own professional tax advisors concerning tax aspects of awards under the 2024 Plan. The discussion below concerning tax deductions that may become available to us under U.S. federal tax law is not intended to imply that we will necessarily obtain a tax benefit or asset from those deductions. The tax consequences of awards under the 2024 Plan depend upon the type of award. Changes to tax laws following the date of this proxy statement could alter the tax consequences described below.

Incentive Stock Options
No taxable income is recognized by an optionee upon the grant or vesting of an ISO. Additionally, if applicable holding period requirements (a minimum of two years from the date of grant and one year from the date of exercise) are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares is potentially includable in alternative minimum taxable income.
The aggregate fair market value, determined at the time of grant, of common stock with respect to ISOs that are exercisable for the first time by an option holder during any calendar year under all of the Company’s stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of the Company’s total combined voting power or that of any of our affiliates unless (a) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and (b) the term of the ISO does not exceed five years from the date of grant.
If the optionee holds the purchased shares for more than one year after the date the ISO was exercised and more than two years after the ISO was granted (the “required ISO holding periods”), then the optionee will generally recognize long-term capital gain or loss upon disposition of such shares. The gain or loss will equal the difference between the amount realized upon the disposition of the shares and the exercise price paid for such shares. If the optionee disposes of the purchased shares before satisfying either of the required ISO holding periods, then the optionee will recognize ordinary income equal to the fair market value of the shares on the date the ISO was exercised over the exercise price paid for the shares (or, if less, the amount realized on a sale of such shares). Any additional gain will be a capital gain and will be treated as short-term or long-term capital gain depending on how long the shares were held by the optionee.
Nonstatutory Stock Options
No taxable income is recognized by an optionee upon the grant or vesting of an NSO, provided the NSO does not have a readily ascertainable fair market value. If the NSO does not have a readily ascertainable fair market value, the optionee will generally recognize ordinary income in the year in which the option is exercised equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares. If the optionee is an employee or former employee, the optionee will be required to satisfy the tax withholding requirements applicable to such income. Upon resale of the purchased shares, any subsequent appreciation or depreciation in the value of the shares will be treated as short-term or long-term capital gain or loss depending on how long the shares were held by the optionee.
Restricted Stock
A participant who receives an award of restricted stock generally does not recognize taxable income at the time of the award. Instead, the participant recognizes ordinary income when the shares vest, subject to withholding if the participant is an employee or former employee. The amount of taxable income is equal to the fair market value of the shares on the vesting date(s) less the amount, if any, paid for the shares. Alternatively, a participant may make a one-time election to recognize income at the time the participant receives restricted stock in an amount equal to the fair market value of the restricted stock (less any amount paid for the shares) on the date of the award by making an election under Section 83(b) of the Code.
Restricted Stock Unit Awards
In general, no taxable income results upon the grant of an RSU. The recipient will generally recognize ordinary income, subject to withholding if the recipient is an employee or former employee, equal to the fair market value of the shares that are delivered to the recipient upon settlement of the RSU. Upon resale of the shares acquired pursuant to an RSU, any subsequent appreciation or depreciation in the value of the shares will be treated as short-term or long-term capital gain or loss depending on how long the shares were held by the recipient.
Stock Appreciation Rights
In general, no taxable income results upon the grant of a SAR. A participant will generally recognize ordinary income in the year of exercise equal to the value of the shares or other consideration received. In the case of a current or former employee, this amount is subject to withholding.

Other Awards
Other awards generally result in income recognition by a participant in an amount equal to the cash or fair market value of the shares received, at the time of such payment or settlement.
Section 409A
The foregoing description assumes that Section 409A of the Code does not apply to an award. In general, options and SARs are exempt from Section 409A if the exercise price per share is at least equal to the fair market value per share of the underlying stock at the time the option or SAR was granted. RSUs are subject to Section 409A unless they are settled within two and one half months after the end of the later of (a) the end of our fiscal year in which vesting occurs or (b) the end of the calendar year in which vesting occurs. Restricted stock awards are not generally subject to Section 409A. If an award is subject to Section 409A and the provisions for the exercise or settlement of that award do not comply with Section 409A, then the participant would be required to recognize ordinary income whenever a portion of the award vested (regardless of whether it had been exercised or settled). This amount would also be subject to a 20% U.S. federal tax in addition to the U.S. federal income tax at the participant’s usual marginal rate for ordinary income.
Tax Treatment of the Company
We will generally be entitled to an income tax deduction at the time and to the extent a participant recognizes ordinary income as a result of an award granted under the 2024 Plan. However, Section 162(m) of the Code denies a deduction for compensation paid to certain covered individuals to the extent that compensation to the covered individual exceeds $1,000,000 in a taxable year. Although the Plan Administrator considers the deductibility of compensation as one factor in determining executive compensation, the Plan Administrator retains the discretion to award and pay compensation that is not deductible as it believes that it is in the stockholder’ best interests to maintain flexibility in the approach to executive compensation and to structure a program that we consider to be the most effective in attracting, motivating, and retaining key employees.
Plan Benefits
Except as described below, grants of awards under the 2024 Plan to our executive officers, non-executive directors, and other eligible participants are subject to the discretion of the Plan Administrator.
Because the Plan Administrator, in its discretion, will select the participants who receive awards and the timing, size, and types of those awards, we cannot currently determine the future awards that will be made to particular individuals or groups under the 2024 Plan.
Under our current director compensation program, each of our non-employee directors receives a quarterly award of fully vested stock options with an aggregate grant date fair value equal to $20,000. For more information about our current director compensation program, see “Director Compensation Table for Fiscal Year 2024” on page 31 of this proxy statement. In addition, information on equity awards granted in recent years to our named executive officers is available in the “Summary Compensation Table” and the “Outstanding Equity Awards at 2024 Fiscal Year End” table, above on pages 25 and 27, respectively.
Please also refer to the “Securities Authorized for Issuance Under Equity Compensation Plans” section of this proxy statement for further information about shares, which may be issued upon the exercise of options, warrants, and rights granted to employees, consultants, or members of our Board under all of our equity compensation plans as of December 31, 2024.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE AMENDMENT TO THE 2024 PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE PLAN BY 500,000 SHARES.

PROPOSAL 4: ADVISORY, NON-BINDING VOTE TO APPROVE
THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS
Our executive compensation program is designed to align executive pay with our performance on both short-term and long-term bases, link executive pay to specific, measurable results intended to create value for stockholders, and utilize compensation as a tool to assist us in attracting and retaining the high-caliber executives that we believe are critical to our long-term success.
The “Executive Compensation” in this proxy statement describes our executive compensation program and the decisions made by the Compensation Committee during 2024 in more detail. We are requesting that stockholders cast a non-binding advisory vote to approve the compensation paid to our named executive officers as disclosed in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies, and practices described in this proxy statement.
Accordingly, we recommend that our stockholders vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the stockholders of the Company approve, on a non-binding, advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion.”
As an advisory vote, this resolution will not be binding on the Company, our Board or our Compensation Committee. However, we expect that the Compensation Committee, which is responsible for designing and administering our executive compensation programs, will consider the outcome of the vote when making future compensation decisions for our named executive officers. This vote is being presented as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act.
We also are conducting an advisory vote on the frequency of future votes on the compensation paid to our named executive officers at this Stockholder Meeting. See “Proposal 5: Advisory, Non-Binding Vote on the Frequency of Future Votes on the Compensation Paid to our Named Executive Officers.”
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ADVISORY, NON-BINDING RESOLUTION TO APPROVE THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 5: ADVISORY, NON-BINDING VOTE ON THE FREQUENCY OF
FUTURE VOTES ON THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS
Section 14A of the Exchange Act also allows our stockholders to express their preference on the frequency of future votes on the compensation paid to our named executive officers. Stockholders may indicate whether we should hold future advisory votes on the compensation paid to our named executive officers every (a) 1 year, (b) 2 years, or (c) 3 years, or stockholders may abstain from voting. We are required to hold this vote at least once every six calendar years. The next time we are required to conduct a similar vote would be in connection with the 2031 annual meeting of stockholders.
At this time, our Board feels that holding future advisory votes on the compensation paid to our named executive officers at a frequency of every 1 year promotes communication with stockholders, provides meaningful and direct input by stockholders into our executive compensation program, policies, and practices, and is consistent with market practice and with our policy of seeking input from, and engaging in discussions with, our stockholders on executive compensation and corporate governance matters. Stockholders are not being asked to approve or disapprove of the Board’s recommendation, but rather to indicate their own choice from among the frequency alternatives.
The option of every 1 year, 2 years, or 3 years that receives the highest number of votes cast by our stockholders will be considered our stockholders’ preferred frequency for conducting future advisory votes on the compensation paid to our named executive officers. However, because this vote is advisory and not binding on our Board or the Company, the Board may decide that it is in the best interest of our stockholders and the Company to hold future advisory votes on the compensation paid to our named executive officers more or less frequently than the option preferred by our stockholders.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE TO HOLD FUTURE VOTES ON THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS AT A FREQUENCY OF EVERY “1 YEAR.”

EXECUTIVE COMPENSATION
This section discusses the material components of the executive compensation program offered to our executives, and in particular to the named executive officers (the “NEOs”) for 2024, who were:
•	Morgan Frank, Chief Executive Officer;
•	Nanci Gilmore, former Chief Commercial Officer; and
•	Andrew Walko, President.
On May 30, 2025, Ms. Gilmore was terminated without cause, effective as of the same date.
Summary Compensation Table
The following table provides certain information concerning compensation earned for services rendered in all capacities by our NEOs during the fiscal years ended December 31, 2024, and 2023.

Name and Position	Year	Salary	Bonus(1)	Option Awards(2)	All other compensation(3)	Total
Morgan Frank, Chief Executive Officer	2024	$4	$—	$1,383,842	$—	$1,383,846
	2023	1	—	—	100,000	100,001
Andrew Walko, President	2024	230,000	—	909,230	—	1,139,230
	2023	95,833	—	—	—	95,833
Nanci Gilmore, former Chief Commercial Officer	2024	225,000	65,000	636,462	7,200	933,662
	2023	212,308	—	—	6,900	219,208

(1)	The bonus paid to Ms. Gilmore in 2024 was a discretionary bonus.
(2)
The amounts reported in the “Option Awards” column represent the grant-date fair value of stock options granted to the NEOs in 2024, calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 718. These stock options vest over a three-year period, except for $20,000 paid to Mr. Frank for 2024 board fees which vested immediately upon grant, subject to continued service with the Company. The reported values reflect the total grant-date fair value and do not correspond to the amounts the executives may ultimately realize upon vesting or exercise.

(3)
All other compensation paid to Mr. Frank in 2023 includes board fees earned. 2024 board fees were changed to option awards in lieu of cash fees earned. All other compensation paid to Ms. Gilmore includes a car allowance.

2024 Named Executive Officer Compensation Plan
Base Salary
Our salaries reflect the responsibilities of each NEO and the competitive market for comparable professionals in our industry. Base salaries and benefits packages are fixed components of our NEOs’ compensation and do not vary with Company performance.
Short-term Cash Incentives
The performance-based compensation plan reflects our pay-for-performance philosophy and directly ties short-term incentives to short-term business performance. These awards are linked to specific annual financial goals and key business initiatives for the overall Company. Annual employee bonus incentives are paid to reward achievement of critical short-term operating, financial, and strategic goals. The annual employee bonus is calculated based on a percentage of each NEO’s salary: 50% is paid on individual performance goals, as assigned by leadership and the Board, and the remainder is paid based on Company performance measures.
2006 Stock Incentive Plan
On October 24, 2006, SANUWAVE, Inc.’s board of directors adopted the 2006 Plan. The 2006 Plan permitted grants of awards to selected employees, directors, and advisors of the Company in the form of restricted stock or options to purchase shares of common stock. The 2006 Plan was administered by the Board. The 2006 Plan gave broad powers to the Board to administer and interpret the form and conditions of each option. The stock options granted under the 2006 Plan are generally non-statutory options which vested over a period of up to three years and have a maximum ten-year term. The options are granted at an exercise price equal to the fair market value of the common stock on the date of the grant.

The terms of the options granted under the 2006 Plan expire as determined by individual option agreements (or on the tenth anniversary of the grant date), unless terminated earlier, on the first to occur of the following: (1) the date on which the participant’s service with the Company is terminated by the Company for cause; (2) 60 days after the participant’s death; or (3) 60 days after the termination of the participant’s service with the Company for any reason other than cause or the participant’s death; provided that, if during any part of such 60 day period the option is not exercisable solely because of specified securities law restrictions, the option will not expire until the earlier of the expiration date or until it has been exercisable for an aggregate period of 60 days after the termination of the participant’s service with the Company. The options vested as provided for in each option agreement and the exercise prices for the options were determined by the Board at the time the option was granted, provided that the exercise price could in no event be less than the fair market value per share of our common stock on the grant date. In the event of any change in the common stock underlying the options, by reason of any merger or exchange of shares of common stock, the Board shall make such substitution or adjustment as it deems to be equitable to (1) the class and number of shares underlying such option, (2) the exercise price applicable to such option, or (3) any other affected terms of such option.
In the event of a change of control, unless specifically modified by an individual option agreement: (1) all options outstanding as of the date of such change of control will become fully vested; and (2) notwithstanding (1) above, in the event of a merger or share exchange, the Board may, in its sole discretion, determine that any or all options granted pursuant to the 2006 Plan will not vest on an accelerated basis if the Board, the surviving corporation, or the acquiring corporation, as the case may be, has taken such action that in the opinion of the Board is equitable or appropriate to protect the rights and interests of the participants under the 2006 Plan.
2024 Equity Incentive Plan
Our stockholders approved the 2024 Plan on August 7, 2024 (the “Effective Date”). As a result of such approval, no further awards will be made under the 2006 Plan. Subject to adjustment as provided in the 2024 Plan, as of the Effective Date, 1,376,556 shares of our common stock were available for issuance under the 2024 Plan. When outstanding awards issued under the 2024 Plan or the 2006 Plan are forfeited, cancelled, settled, paid in cash, or expire before being exercised or settled in full, the shares subject to such awards will again be available for issuance under the 2024 Plan.
Awards under the 2024 Plan may be granted to employees, non-employee directors, and consultants of the Company and its subsidiaries in the form of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, and other equity-based or equity-related awards. The 2024 Plan is administered by the Compensation Committee of the Board.
The stock options granted under the 2024 Plan typically vest over a period of up to three years and have a maximum ten-year term. The options are granted at an exercise price equal to the fair market value of the common stock on the date of the grant.
Employment Agreement with Mr. Frank
Effective May 23, 2023, the Board appointed Morgan Frank as Sanuwave’s interim Chief Executive Officer. In connection with this appointment, Sanuwave and Mr. Frank entered into an Executive Employment Agreement, effective May 23, 2023 (the “Frank Employment Agreement”). Pursuant to the Frank Employment Agreement, Mr. Frank is paid a de minimis base salary of $1.00 per year, which was increased to $3,704 per year as of August 2024, may be eligible to receive an incentive bonus opportunity in accordance with certain performance criteria determined by the Board, and is entitled to participate in the Company’s employee benefit plans and programs. Mr. Frank’s employment will be terminated upon (i) written notice of termination or resignation by either the Company or Mr. Frank, respectively, for any reason, provided that Mr. Frank must provide at least 60 days’ prior notice of his resignation, or (ii) Mr. Frank’s death or disability. Moreover, during the term of his employment and for a period of one year thereafter, Mr. Frank agreed (i) not to perform services for or have any interest in any competitive business and (ii) not to solicit (a) our current or former employees or independent contractors or (b) actual or prospective customers, clients, vendors, service providers, suppliers, or contractors. Finally, the Frank Employment Agreement also includes customary confidentiality and non-disparagement provisions.
Offer Letter with Mr. Walko
Effective July 31, 2023, the Board appointed Andrew Walko as the Company’s President. In connection with his appointment as President, the Company and Mr. Walko entered into an offer letter, dated July 20, 2023 (the “Walko Offer

Letter”). Pursuant to the Walko Offer Letter, Mr. Walko (i) receives an annual base salary of $230,000, (ii) is eligible to earn an annual bonus of 25% of his base salary, based on the achievement of performance goals established by the Company, and (iii) received an option grant.
Offer Letter with Ms. Gilmore
Effective January 23, 2023, Nanci Gilmore joined the Company as Vice President Commercial Strategy. The Company and Ms. Gilmore entered into an offer letter, dated January 11, 2023 (the “Gilmore Offer Letter”). Pursuant to the Gilmore Offer Letter, Ms. Gilmore (i) receives an annual base salary of $225,000, (ii) is eligible to earn an annual bonus of 50% of her base salary, based on the achievement of performance goals established by the Company, (iii) received an option grant, and (iv) is eligible for cash severance in the amount equal to five months of base salary at the rate in effect on the termination date.
On May 30, 2025, Ms. Gilmore was terminated without cause, effective as of the same date. Pursuant to the Gilmore Offer Letter, subject to her execution, delivery and non-revocation of a release of claims and her compliance with the restrictive covenants in the Gilmore Offer Letter, Ms. Gilmore is entitled to receive an aggregate of $97,916.67 in cash, which is equal to five months of her annual base salary, payable in equal installments on our regular payroll schedule.
Outstanding Equity Awards at 2024 Fiscal Year End
The following table provides certain information concerning the outstanding equity awards for each NEO as of December 31, 2024:

Name	Number of securities underlying unexercised options exercisable	Number of securities underlying options unexercisable	Equity incentive plan awards number of securities underlying unexercised unearned options	Exercise price ($)	Expiration Date
Morgan Frank, Chief Executive Officer	—	160,000	—	$14.20	10/22/2034
	1,559	—	—	$22.76	12/31/2029
Andrew Walko, President	—	106,667	—	$14.20	10/22/2034
Nanci Gilmore, former Chief Commercial Officer	—	74,667	—	$14.20	10/22/2034

Policies and Practices Related to the Grant of Certain Equity Awards
We have established processes to ensure that the timing of any stock option grants to executives is not influenced by material nonpublic information (“MNPI”), and that all grant decisions are made based on a predetermined schedule, taking into account factors like employee performance and market conditions, regardless of any upcoming announcements or events that could impact our stock price. The Compensation Committee carefully reviews any potential MNPI before granting options and will delay a grant if necessary to avoid any appearance of impropriety related to the timing of the award.

EQUITY COMPENSATION PLAN INFORMATION
Securities Authorized for Issuance Under Equity Compensation Plans
The following table provides information as of December 31, 2024 about our equity compensation plans under which shares of our common stock have been authorized for issuance.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	1,118,658	$14.55	257,898
Equity compensation plans not approved by security holders	42,605	51.55	—
Total	1,161,263	$15.97	257,898

Stock Incentive Plans
Our stockholders approved the 2024 Plan on the Effective Date. As a result of such approval, no further awards will be made under the 2006 Plan. Subject to future adjustment as provided in the 2024 Plan, as of the Effective Date, 1,376,556 shares of our common stock were available for issuance under the 2024 Plan. When outstanding awards issued under the 2024 Plan or the 2006 Plan are forfeited, cancelled, settled, paid in cash, or expire before being exercised or settled in full, the shares subject to such awards will again be available for issuance under the 2024 Plan.
Awards under the 2024 Plan may be granted to employees, non-employee directors, and consultants of the Company and its subsidiaries in the form of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, and other equity-based or equity-related awards. The 2024 Plan is administered by the Compensation Committee of the Board.
On November 1, 2010, the Board approved the 2006 Plan. The 2006 Plan was not approved by our stockholders. The 2006 Plan permitted grants of awards to selected employees, directors, and advisors of the Company in the form of restricted stock or options to purchase shares of common stock. The 2006 Plan was administered by the board of directors of the Company. The 2006 Plan gave broad powers to the board of directors of the Company to administer and interpret the form and conditions of each option. The stock options granted under the 2006 Plan are generally non-statutory options which vested over a period of up to three years and have a ten-year term. The options were granted at an exercise price equal to the fair market value of the common stock on the date of the grant which was approved by the board of directors of the Company. No further awards may be made under the 2006 Plan after the Effective Date.

PAY VERSUS PERFORMANCE
Pay Versus Performance Table
The following table sets forth additional compensation information of our principal executive officers (“PEOs”) and our other NEOs (averaged) along with total shareholder return and net income (loss) performance results for our fiscal years ending 2024, 2023, and 2022:

Year	Summary Compensation Table Total for PEOs(1)(2)		Compensation Actually Paid to PEOs(1)(2)		Average Summary Compensation Table Total for Other NEOs(1)(2) ($)	Average Compensation Actually Paid to Other NEOs(1)(2) ($)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return(3) ($)	Net Income (Loss) ($ in thousands) ($)
	Kevin A. Richardson, II (PEO 1) ($)	Morgan C. Frank (PEO 2) ($)	Kevin A. Richardson, II (PEO 1) ($)	Morgan C. Frank (PEO 2) ($)
2024	—	1,383,846	—	2,571,422	1,036,446	1,709,408	$36.08	(31,372)
2023	410,000	100,001	410,000	100,001	329,229	329,229	$7.65	(25,807)
2022	605,583	—	605,583	—	349,526	349,526	$13.41	(10,293)

(1)	Our PEOs and Other NEOs for each reported fiscal year were:

Year	PEOs	Other NEOs
2024	Morgan C. Frank	Andrew Walko Nanci Gilmore
2023	Kevin A. Richardson, II Morgan C. Frank	Toni Rinow Tim Hendricks
2022	Kevin A. Richardson, II	John Schlechtweg Lisa Sundstrom

(2)
SEC rules require certain adjustments be made to the Summary Compensation Table (“SCT”) totals to determine “compensation actually paid” (“CAP”) as reported in the Pay Versus Performance Table. CAP does not necessarily represent cash and/or equity value transferred to the applicable NEO without restriction, but rather is a value calculated under applicable SEC rules. A reconciliation of the SCT totals to CAP to our PEOs and our Other NEOs (as an average) is shown below:

	2024
Equity Adjustments	PEO 1 ($)	PEO 2 ($)	Average of Other NEOs ($)
Total Compensation from SCT	—	1,383,846	1,036,446
Adjustments for stock and option awards
Subtract SCT amounts of stock and option awards	—	1,383,842	772,846
Add fair value at year-end of awards granted during the covered fiscal year that are outstanding and unvested at year-end	—	2,551,416	1,445,808
+/- The difference between fair value of awards from the end of the prior fiscal year to the end of the covered year for awards granted in any prior fiscal year that are outstanding and unvested at year end	—	—	—
+/- Add the fair value as of the vesting date for awards granted and vesting during such fiscal year	—	20,002	—
+/- The difference in fair value at the end of the prior fiscal year to the vesting date for awards granted in any prior fiscal year for which all applicable vesting conditions were satisfied during such year	—	—	—
Subtract fair value at end of prior year for awards granted in any prior fiscal year that fail to meet the applicable vesting conditions during such year	—	—	—
Compensation Actually Paid (as calculated)	—	2,571,422	1,709,408

(3)
Total shareholder return is calculated based on a fixed investment of one hundred dollars measured from the market close on December 31, 2021 (the last trading day of fiscal 2021) through and including the end of each fiscal year reported in the table.

Relationship between Pay and Performance
The charts shown below present a graphical comparison of CAP to our PEOs and the average CAP to our Other NEOs set forth in the Pay Versus Performance Table above, as compared against our total shareholder return (“TSR”) and net income.
CAP versus Company TSR

Total shareholder return in the above chart reflects the cumulative return of $100 as if invested on December 31, 2021, including reinvestment of any dividends.
CAP versus Net Income (Loss)

DIRECTOR COMPENSATION TABLE FOR FISCAL YEAR 2024
Beginning October 2024, the director compensation plan changed from a base retainer of cash to quarterly grants of stock options with an aggregate grant date fair value equal to $20,000. We also provide an additional quarterly grant of stock options with an aggregate grant date fair value equal to $2,500 to the chair of the Audit Committee. The Compensation Committee believes the structure aligns compensation according to the level of service contributions by each director. Mr. Frank’s compensation is described above in the Summary Compensation Table which includes his director compensation earned for 2024.

Director	Fee Earned or Paid in Cash (in thousands)	Option Awards (in thousands)(1)
A. Michael Stolarski	$—	$372
Jeffrey Blizard	$—	$372
Ian Miller	$—	$375
James Tyler	$—	$372

(1)
The amounts reported in the “Option Awards” column represent the grant-date fair value of stock options granted to the directors in 2024, calculated in accordance with FASB ASC 718. Pursuant to the Company’s director compensation plan, in December 2024, each director received a quarterly grant of stock options with an aggregate grant date fair value equal to $20,000, and Mr. Miller received an additional quarterly grant of stock options with an aggregate grant date fair value equal to $2,500 for his service as chair of the Audit Committee. These options vested immediately upon grant and are subject to continued service with the Company. In addition, in October 2024, each non-employee director received an additional one-time grant of stock options with an aggregate grant date fair value equal to $352,000 as compensation for previous Board service. These options vest quarterly over a period of three years and are subject to continued service with the Company. The reported values reflect the total grant-date fair value and do not necessarily correspond to the amounts the directors may ultimately realize upon exercise. As of December 31, 2024, Mr. Stolarski held stock options exercisable for 45,743 shares of Company common stock, Mr. Blizard held stock options exercisable for 42,892 shares of Company common stock, Mr. Miller held stock options exercisable for 43,087 shares of Company common stock, and Mr. Tyler held stock options exercisable for 42,892 shares of Company common stock

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Policies and Procedures for Related Party Transactions
Pursuant to the Audit Committee Charter, the Audit Committee shall review and approve all transactions between the Company and a related person (as defined in Item 404 of Regulation S-K) for which review or approval is required by applicable law or which is required to be disclosed pursuant to Item 404 of Regulation S-K. A related person transaction shall not be approved unless (a) it is in, or not inconsistent with, the best interests of the Company and (b) where applicable, the terms of such transaction are at least as favorable to the Company as could be obtained from an unrelated third party. In reviewing and approving any such transactions, the Audit Committee considers all relevant facts and circumstances, including the extent of the related party’s interest in the transaction. All the transactions described in this section were approved by the Audit Committee.
Related Party Transactions
In August 2022 and November 2022, we entered into Securities Purchase Agreements (“Purchase Agreements”) for the sale of Future Advance Convertible Promissory Notes (the “Notes”) and Common Stock Purchase Warrants (the “Warrants”) in an aggregate principal amount of $16.2 million in August and $4.0 million in November. In these transactions, James Besser; Morgan C. Frank, our Chairman of the Board and Chief Executive Officer; Kevin A. Richardson, II, our former Chairman of the Board and former Chief Executive Officer and Chief Strategy Officer; A. Michael Stolarski, our former director; and Manchester Explorer, L.P. and Opaleye, L.P., beneficial owners of more than five percent of the Company’s common stock, purchased Notes, which were accompanied by Warrants, with an aggregate principal amount of $400,000, $250,000, $261,780, $1,434,966, $2,500,000, and $2,900,000, respectively. Messrs. Besser and Frank share voting and dispositive power with respect to the securities acquired by Manchester Explorer, L.P. The Notes issued to each of Messrs. Richardson and Stolarski included $90,000 in principal amount for which the consideration was accrued and unpaid director fees. Certain other directors received Notes with an aggregate principal amount of $527,000 for which the consideration was accrued and unpaid director fees. These Notes along with interest were converted into shares of common stock during 2023. Additional information regarding the Notes and accompanying Warrants issued in August 2022 and November 2022 is disclosed in Note 11 to the consolidated financial statements in Part II, Item 8. “Financial Statements and Supplementary Data” in our 2024 Annual Report.
In May 2023 and December 2023, we entered into Purchase Agreements for the sale of Notes and Warrants in an aggregate principal amount of $1.2 million and $1.8 million, respectively. In these transactions, Manchester Explorer, L.P. purchased Notes, which were accompanied by Warrants, with an aggregate principal amount of $300,000 in May 2023 and $100,000 in December 2023. Additional information regarding the Notes and accompanying Warrants issued in May 2023 and December 2023 is disclosed in Note 11 to the consolidated financial statements in Part II, Item 8. “Financial Statements and Supplementary Data” in our 2024 Annual Report.
In July 2023, we issued Asset-Backed Secured Promissory Notes (“ABS Promissory Notes”) in the aggregate principal amount of $4.6 million at an original issue discount of 33.33%. We and the parties to the ABS Promissory Notes entered into a side letter pursuant to which the parties agreed that upon the maturity date, we would issue each lender a convertible promissory note and warrants consistent with the form of the above-described Purchase Agreements for the sale of Notes and Warrants. A. Michael Stolarski, Manchester Explorer, L.P., and Opaleye, L.P. purchased ABS Promissory Notes in an aggregate principal amount of $149,993, $862,457, and $299,985, respectively. In January 2024, these ABS Promissory Notes were converted to convertible notes consistent with the Notes described above. Additional information regarding the ABS Promissory Notes is disclosed in Note 12 to the consolidated financial statements in Part II, Item 8. “Financial Statements and Supplementary Data” in our 2024 Annual Report.
In June 2024, we issued a promissory note to Manchester Explorer, L.P. in an aggregate principal amount of $0.5 million (the “Promissory Note”). The Promissory Note bore interest at a rate of fifteen percent (15%) per annum and matured on December 18, 2024. Prepayment of the Promissory Note by the Company was permitted in whole or in part, at any time or from time to time, without penalty, upon seven calendar days’ prior written notice. The Promissory Note was paid in full in October 2024.
In October 2024, we entered into a securities purchase agreement with the purchasers named therein (the “Purchasers”), for the private placement (the “Private Placement”) of approximately 1.3 million shares (the “Shares”) of common stock at a purchase price of $8.25 per Share. The Private Placement closed in October 2024, and aggregate gross proceeds were approximately $10.3 million, before deducting offering expenses. In this transaction, Manchester Explorer, L.P. purchased $1,500,000 of common stock. Additional information regarding the Private Placement is disclosed in Note 15 to the consolidated financial statements in Part II, Item 8. “Financial Statements and Supplementary Data” in our 2024 Annual Report.
In October 2024, the Company issued an aggregate of 3,989,456 shares of common stock in exchange for all outstanding Notes and Warrants issued by the Company in private placements in August 2022, November 2022, May 2023, December 2023, January 2024, and June 2024 (the “Exchange”). Pursuant to the Exchange, (i) each outstanding Note was fully accelerated to maturity (with 15% interest paid on the outstanding principal) and then converted (per the terms of the Note) into shares of common stock at $15.00 per share, (ii) each Warrant with an exercise price of $15.00 per share was exchanged for 0.0024 shares of common stock per share subject to such Warrant, and (iii) each Warrant with an exercise price of $25.13 per share was exchanged for approximately 0.0023 shares of common stock per share subject to such Warrant. Additional information regarding the Exchange is disclosed in Note 16 to the consolidated financial statements in Part II, Item 8. “Financial Statements and Supplementary Data” in our 2024 Annual Report.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information, as of the Record Date, with respect to the beneficial ownership of the Company’s common stock by:
•	each person who is known to be the beneficial owner of more than 5% of the Company’s common stock;
•	each of the Company’s current named executive officers and directors; and
•	all current executive officers and directors of the Company as a group.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percent of Shares Outstanding(2)
Morgan Frank(3)	1,114,336	12.9%
Andrew Walko(4)	26,666	*
Nanci Gilmore(4)	20,237	*
James Tyler(5)	23,927	*
Ian Miller(6)	64,265	*
Jeffrey Blizard(4)	15,227	*
Gregory Bazar(4)	5,018	*
All current directors and executive officers as a group (9 persons)	1,300,056	14.9%
Greater than 5% Holders:
Opaleye, L.P.(7)	944,132	11.0%
Manchester Management PR, LLC(3)
Manchester Management Company, LLC
Manchester Explorer, L.P.
James E. Besser	1,094,789	12.8%
Solas Capital Management, LLC(8)	584,048	6.8%
AWM Investment Company, Inc.(9)	513,230	6.0%

*	Denotes less than 1% beneficial ownership.
(1)	Unless otherwise noted, each beneficial owner has the same address as the Company.
(2)
Applicable percentage ownership is based on 8,569,338 shares of common stock outstanding as of the Record Date. “Beneficial ownership” includes shares for which an individual, directly or indirectly, has or shares voting or investment power, or both, and includes options that are exercisable within 60 days of the Record Date. Unless otherwise indicated, all the listed persons have sole voting and investment power over the shares listed opposite their names. Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 of the Exchange Act.

(3)
Manchester Management PR, LLC (“Manchester”) and Manchester Management Company, LLC (“GP”) may be deemed to be the owner of 1,090,789 shares of common stock. Manchester and GP have the sole power to vote or direct the vote of 0 shares of common stock, and have the shared power to vote or direct the vote of 1,090,789 shares of common stock.

Manchester Explorer, L.P. (“Explorer”) may be deemed to be the beneficial owner of 1,006,790 shares of common stock. Explorer has the sole power to vote or direct the vote of 0 shares of common stock, and has the shared power to vote or direct the vote of 1,006,790 shares of common stock.
Mr. Besser has the sole power to vote or direct the vote of 4,000 shares of common stock, and has the shared power to vote or direct the vote of 1,090,789 shares of common stock.
Mr. Frank has the sole power to vote or direct the vote of 52,653 shares of common stock, and has the shared power to vote or direct the vote of 1,059,443 shares of common stock. Mr. Frank also holds stock options exercisable for 54,893 shares of Company common stock within 60 days of the Record Date.
Mr. Besser is the managing member of Manchester and GP and Mr. Frank serves as a portfolio manager and as a consultant for Explorer. Manchester is the investment manager of Explorer and GP is the general partner of Explorer. The principal business address for each of Manchester, GP, Explorer, and Messrs. Besser and Frank is 2 Calle Candina, #1701, San Juan, Puerto Rico, 00907.
(4)	Reflects stock options exercisable for shares of Company common stock within 60 days of the Record Date.
(5)	Includes stock options exercisable for 15,227 shares of Company common stock within 60 days of the Record Date.
(6)	Includes stock options exercisable for 15,839 shares of Company common stock within 60 days of the Record Date.
(7)
Opaleye Management Inc. (“Opaleye”) serves as investment manager to Opaleye, L.P. and as a portfolio manager for a separate managed account (the “Managed Account”) and may be deemed to indirectly beneficially own securities owned by the Managed Account. Opaleye disclaims beneficial ownership of the shares held by the Managed Account. Mr. James Silverman is the President of Opaleye. The address of Opaleye is One Boston Place, 26th Floor, Boston, MA 02108.

(8)
Solas Capital Management, LLC (“Solas”) is an investment adviser that is registered under the Investment Advisers Act of 1940. Solas, which serves as the investment manager to two private funds (“Funds”) and as sub-adviser to another private fund (“Other Fund”), which hold securities for the benefit of their investors, and Mr. Frederick Tucker Golden, as Portfolio Manager of Solas, with the power to exercise investment and voting discretion, may be deemed to be the beneficial owners of all shares of common stock held by the Funds and by the Other Fund. Pursuant to Rule 13d-4 under the Exchange Act, each of the Funds expressly disclaims beneficial ownership over any of the securities held by the Funds and the Other Fund.
(9)
AWM Investment Company, Inc., a Delaware corporation (“AWM”), is the investment adviser to Special Situations Cayman Fund, L.P., a Cayman Islands Limited Partnership (“CAYMAN”), Special Situations Fund III QP, L.P., a Delaware limited partnership (“SSFQP”), Special Situations Private Equity Fund, L.P., a Delaware limited partnership (“SSPE”), and Special Situations Life Sciences Fund, L.P., a Delaware limited partnership (“SSLS”). The principal business of each fund is to invest in equity and equity-related securities and other securities of any kind or nature.

David M. Greenhouse and Adam C. Stettner are members of: SSCayman, L.L.C., a Delaware limited liability company, the general partner of CAYMAN; MGP Advisers Limited Partnership, a Delaware limited partnership, the general partner of SSFQP; MG Advisers, L.L.C., a New York limited liability company, the general partner of SSPE; and LS Advisers, L.L.C., a New York limited liability company, the general partner of SSLS. Messrs. Greenhouse and Stettner are also controlling principals of AWM.
AWM is the investment adviser to each of the funds. As the investment adviser to the funds, AWM holds sole voting power over 78,748 shares of common stock held by CAYMAN, 283,444 shares held by SSFQP, 79,807 shares held by SSPE and 71,231 shares held by SSLS.

HOUSEHOLDING INFORMATION
Unless we have received contrary instructions, we may send a single copy of the Notice, or if applicable, a paper copy of our proxy materials, to any household at which two or more stockholders reside. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if stockholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of our disclosure documents, the stockholders should follow these instructions:
If the shares are registered in the name of the stockholder, the stockholder should contact our offices at SANUWAVE Health, Inc., 11495 Valley View Road, Eden Prairie, MN 55344. If a Broker holds the shares, the stockholder should contact the Broker directly.
STOCKHOLDER PROPOSALS FOR THE 2026 ANNUAL MEETING
We anticipate holding our 2026 annual meeting of stockholders (the “2026 Annual Meeting”) on June 11, 2026, which is more than 30 days before the one-year anniversary of our Stockholder Meeting. As a result, stockholders wishing to present proposals for inclusion in our proxy statement for the 2026 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act must submit their proposals in writing on or before the close of business on April 1, 2026, which we have determined is a reasonable time before we begin to print and send our proxy materials for the 2026 Annual Meeting.
With respect to proposals and nominations not to be included in our proxy statement pursuant to Rule 14a-8 of the Exchange Act, our Bylaws provide that stockholders who wish to nominate a director or propose other business to be brought before the stockholders at an annual meeting of stockholders must notify our Secretary by a written notice, which notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding year’s annual meeting of stockholder, provided that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder to be timely must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.
Stockholders wishing to present nominations for director or proposals for consideration at the 2026 Annual Meeting under these provisions of our Bylaws must submit their nominations or proposals so that they are received at our principal executive offices not earlier than the close of business on February 11, 2026 and not later than the close of business on March 13, 2026. In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Board’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act on or before April 13, 2026.
Nominations or proposals should be sent in writing to our Secretary at SANUWAVE Health, Inc., 11495 Valley View Road, Eden Prairie, MN 55344. A stockholder’s notice to nominate a director or bring any other business before the Stockholder Meeting or the 2026 Annual Meeting must set forth certain information, which is specified in our Bylaws.

OTHER MATTERS
The Board knows of no other matters that will be presented for consideration at the Stockholder Meeting. If any other matters are properly brought before the Stockholder Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
A copy of our 2024 Annual Report, as filed with the SEC on March 20, 2025, is available without charge upon written request to:
Peter Sorensen, Secretary
11495 Valley View Road, Eden Prairie, Minnesota 55344

or by accessing a copy on our website at www.sanuwave.com in the Investors section under “SEC Filings.”
Information on or accessible through our website is not incorporated by reference in this proxy statement.

Appendix A
SANUWAVE HEALTH, INC.
2024 EQUITY INCENTIVE PLAN
(As Proposed to be Amended August 19, 2025)
1. Purpose. The purpose of the SANUWAVE Health, Inc. 2024 Equity Incentive Plan (the “Plan”) is to attract and retain the best available personnel for positions of responsibility with the Company, to provide additional incentives to them and align their interests with those of the Company’s stockholders, and to thereby promote the Company’s long-term business success.
2. Definitions. In this Plan, the following definitions will apply.
   (a) “Affiliate” means any entity that is a Subsidiary of the Company, or any other entity in which the Company owns, directly or indirectly, at least 20% of combined voting power of the entity’s Voting Securities and which is designated by the Committee as covered by the Plan.
   (b) “Agreement” means the written or electronic agreement, notice or other document containing the terms and conditions applicable to each Award granted under the Plan, including all amendments thereto. An Agreement is subject to the terms and conditions of the Plan.
   (c) “Award” means a grant made under the Plan in the form of Options, Stock Appreciation Rights, Restricted Stock, Stock Units or an Other Stock-Based Award.
   (d) “Board” means the Board of Directors of the Company.
   (e) “Cause” means what the term is expressly defined to mean in a then-effective written agreement (including an Agreement) between a Participant and the Company or any Affiliate, or in the absence of any such then-effective agreement or definition a Participant’s (i) embezzlement or misappropriation of Company funds or property, (ii) conviction or plea of guilty, no contest or otherwise being found to be or held accountable or responsible for a misdemeanor involving moral turpitude or a felony that could result in imprisonment; (iii) willful or gross neglect or misconduct by Participant of material duties required of Participant; provided, however, that it is understood that failure to meet performance standards or performance objectives, by itself, shall not constitute Cause; (iv) violation of any material Company policy or Company code of conduct, or nondisclosure, non-solicitation, non-competition or similar obligation owed to the Company or any of its Affiliates, (v) material breach of any fiduciary duty to the Company or any Affiliate; or (vi) engaging in fraudulent, dishonest, unethical, dishonorable or disruptive behavior, practices or acts, or any other misconduct, which would be reasonably expected to harm or bring disrepute to the Company or any of its Affiliates, their business or any of their customers, employees or vendors, as determined by the Company.
   (f) “Change in Control” means, unless otherwise defined in a then-effective written agreement (including an Agreement) between a Participant and the Company or any Affiliate, one of the following:
     (1) A Person or Group becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding Voting Securities, except that the following will not constitute a Change in Control:
       (A) any acquisition of securities of the Company by a Person from the Company for the purpose of providing financing to the Company;
       (B) any formation of a Group consisting solely of beneficial owners of the Company’s Voting Securities as of the effective date of this Plan;
       (C) any repurchase or other acquisition by the Company of its Voting Securities that causes any Person to become the beneficial owner of 30% or more of the Company’s Voting Securities; or
       (D) with respect to any particular Participant, any acquisition of securities of the Company by the Participant, any Group including the Participant, or any entity controlled by the Participant or a Group including the Participant.
If, however, a Person or Group referenced in clause (A), (B) or (C) or (D) above acquires beneficial ownership of additional Company Voting Securities after initially becoming the beneficial owner of 30% or more of the combined voting power of the Company’s Voting Securities by one of the means described in those clauses, then a Change in Control will be deemed to have occurred. Furthermore, a Change in Control will occur if a Person becomes the beneficial owner of more than 50% of the Company’s Voting Securities as the result of a Corporate Transaction only if the Corporate Transaction is itself a Change in Control pursuant to Section 2(f)(5).
     (2) Individuals who are Continuing Directors cease for any reason to constitute a majority of the members of the Board within a twelve (12)-month period.
     (3) A Person or Group acquires ownership of securities of the Company that, together with the securities held by such person or Group, constitutes more than 50% of the total fair market value of the Company. However, if such person or Group is considered to own more than 50% of the total fair market value before this transfer of the securities of the Company then outstanding, the acquisition of additional equity securities of the Company by the same person or Group shall not be considered to cause a Change of Control of the Company;
     (4) A Covered Person or Group acquires (or has acquired during the twelve (12)-month period ending on the date of the most recent acquisition by such Covered Person or Group) all or substantially all of the assets from the Company that have a total gross fair market value equal to or more than forty percent (40%) of the total fair market value of all assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, “gross fair market value” means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. A transfer of assets by the Company will not result in a Change of Control if the assets are transferred to:
       (A) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock; or
       (B) a Person or Group that owns, directly or indirectly, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company immediately after the transfer of assets.
     (5) A Corporate Transaction is consummated, unless, immediately following such Corporate Transaction, all or substantially all of the individuals and entities who were the beneficial owners of the Company’s Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, 50% or more of the combined voting power of the then outstanding Voting Securities of the surviving or acquiring entity resulting from such Corporate Transaction (including beneficial ownership through any Parent of such entity) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Company’s Voting Securities.
Notwithstanding the foregoing, no Change in Control shall be deemed to have occurred upon an event described in this Section 2(f) unless the event would also constitute a change in ownership or effective control of, or a change in the ownership of a substantial portion of the assets of, the Company under Section 409A.
   (g) “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time. For purposes of the Plan, references to sections of the Code shall be deemed to include any applicable treasury regulations and guidance promulgated thereunder and any successor or similar statutory provisions.
   (h) “Committee” means two or more Non-Employee Directors designated by the Board to administer the Plan under Section 3, each member of which shall be (i) an independent director within the meaning of applicable stock exchange rules and regulations and (ii) a non-employee director within the meaning of Exchange Act Rule 16b-3. The Committee shall be the Compensation Committee of the Board unless otherwise specified by the Board.
   (i) “Company” means SANUWAVE Health, Inc., a Nevada corporation, and any successor thereto.
   (j) “Consultant” means any consultant or advisor who is a natural person (other than an Employee or a Non-Employee Director) who provides Services (other than in connection with (i) a capital-raising transaction or (ii) promoting or maintaining a market in Company securities) to the Company or an Affiliate.
   (k) “Continuing Director” means an individual (i) who is, as of the effective date of the Plan, a director of the Company, or (ii) who becomes a director of the Company after the effective date hereof and whose initial election, or nomination for election by the Company’s stockholders, was approved by at least a majority of the then

Continuing Directors, but excluding, for purposes of this clause (ii), an individual whose initial assumption of office occurs as the result of an actual or threatened proxy contest involving the solicitation of proxies or consents by a person or Group other than the Board, or by reason of an agreement intended to avoid or settle an actual or threatened proxy contest.
   (l) “Continuous Service” means that the provision of Services by a Participant to the Company or any Affiliate in any Service Provider capacity is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing Services to the Company or an Affiliate notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under applicable laws. A Service Provider’s Continuous Service shall be deemed to have terminated upon a Separation from Service from the Company and its Affiliates. Except as otherwise provided in this Plan or any Agreement, Continuous Service shall not be deemed terminated in the case of (i) any approved leave of absence of up to three (3) months; (ii) transfers among the Company and any Affiliates in any Service Provider capacity; or (iii) any change in status so long as the individual remains in the Service of the Company or any Affiliate in any Service Provider capacity. Notwithstanding the foregoing, except as otherwise determined by the Committee and as permitted by Section 409A, in the event of any sale or spin-off of an Affiliate, Service as a Service Provider for such Affiliate following such spin-off shall be deemed to be Continuous Service for purposes of the Plan and any Award under the Plan.
   (m) “Corporate Transaction” means (i) a sale or other disposition of all or substantially all of the assets of the Company, or (ii) a merger, consolidation, share exchange or similar transaction involving the Company, regardless of whether the Company is the surviving entity.
   (n) “Disability” means (i) any permanent and total disability under any long-term disability plan or policy of the Company or its Affiliates that covers the Participant as determined by the carrier or claims administrator of the disability plan, or (ii) if there is no such long-term disability plan or policy, “total and permanent disability” within the meaning of Code Section 22(e)(3).
   (o) “Employee” means an employee of the Company or an Affiliate.
   (p) “Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time.
   (q) “Fair Market Value” means the fair market value of a Share determined as follows:
     (1) If the Shares are readily tradable on an established securities market (as determined under Section 409A), then Fair Market Value will be the closing or last sales price for a Share on the principal securities market on which it trades on the date for which it is being determined, or if no sale of Shares occurred on that date, on the next preceding date on which a sale of Shares occurred, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or
     (2) If the Shares are not then readily tradable on an established securities market (as determined under Section 409A), then Fair Market Value will be determined by the Committee as the result of a reasonable application of a reasonable valuation method that satisfies the requirements of Section 409A.
   (r) “Full Value Award” means an Award other than an Option Award or Stock Appreciation Right Award.
   (s) “Global Service Provider” means a Service Provider who is located outside of the United States, who is not compensated from a payroll maintained in the United States, or who is otherwise subject to (or could cause the Company to be subject to) legal, tax or regulatory requirements of countries outside of the United States.
   (t) “Grant Date” means the date on which the Committee approves the grant of an Award under the Plan, or such later date as may be specified by the Committee on the date the Committee approves the Award.
   (u) “Group” means two or more persons who act, or agree to act together, as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding, voting or disposing of securities of the Company.
   (v) “Non-Employee Director” means a member of the Board who is not an Employee.

   (w) “Option” means a right granted under the Plan to purchase a specified number of Shares at a specified price. An “Incentive Stock Option” or “ISO” means any Option designated as such and granted in accordance with the requirements of Code Section 422. A “Non-Qualified Stock Option” or “NQSO” means an Option other than an Incentive Stock Option.
   (x) “Other Stock-Based Award” means an Award described in Section 11 of this Plan.
   (y) “Parent” means a “parent corporation,” as defined in Code Section 424(e).
   (z) “Participant” means a Service Provider to whom a then-outstanding Award has been granted under the Plan.
   (aa) “Performance-Based Award” means an Award that is conditioned on the achievement of specified performance goals.
   (bb) “Person” means any natural person, entity or Group within the meaning of Section 2(a)(2) of the Securities Act of 1933 and Section 14(d) of the Exchange Act other than (i) the Company or any Affiliate; (ii) any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate; (iii) an underwriter temporarily holding securities in connection with a registered public offering of such securities; or (iv) an entity whose Voting Securities are beneficially owned by the beneficial owners of the Company’s Voting Securities in substantially the same proportions as their beneficial ownership of the Company’s Voting Securities.
   (cc) “Plan” means this SANUWAVE Health, Inc. 2024 Equity Incentive Plan, as amended and in effect from time to time.
   (dd) “Prior Plan” means the Amended and Restated 2006 Stock Incentive Plan of SANUWAVE Health, Inc.
   (ee) “Restricted Stock” means Shares issued to a Participant that are subject to such restrictions on transfer, vesting conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Agreement.
   (ff) “Section 409A” means Section 409A of the Code, and the regulations and guidance promulgated thereunder.
   (gg) “Separation from Service” means a “separation from service” as such term is defined for purposes of Section 409A.
   (hh) “Service” means the provision of services by a Participant to the Company or any Affiliate in any Service Provider capacity.
   (ii) “Service Provider” means an Employee, a Non-Employee Director, or a Consultant to the Company or any Affiliate.
   (jj) “Share” means a share of Stock.
   (kk) “Stock” means the common stock, $0.001 par value per Share, of the Company.
   (ll) “Stock Appreciation Right” or “SAR” means the right to receive, in cash and/or Shares as determined by the Committee, an amount equal to the appreciation in value of a specified number of Shares between the Grant Date of the SAR and its exercise date.
   (mm) “Stock Unit” means a right to receive, in cash and/or Shares as determined by the Committee, the Fair Market Value of a Share, subject to such restrictions on transfer, vesting conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Agreement.
   (nn) “Subsidiary” means a “subsidiary corporation,” as defined in Code Section 424(f), of the Company.
   (oo) “Substitute Award” means an Award granted upon the assumption of, or in substitution or exchange for, outstanding awards granted by a company or other entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines. The terms and conditions of a Substitute Award may vary from the terms and conditions set forth in the Plan to the extent that the Committee at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the award in substitution for which it has been granted.
   (pp) “Voting Securities” of an entity means the outstanding equity securities (or comparable equity interests) entitled to vote generally in the election of directors of such entity.

3. Administration of the Plan.
   (a) Administration. The authority to control and manage the operations and administration of the Plan shall be vested in the Committee in accordance with this Section 3. Notwithstanding the designation of the Committee to administer the Plan, the Board shall retain and perform the duties and have the responsibilities of the Committee with respect to Awards made to Non-Employee Directors.
   (b) Scope of Authority. Subject to the terms of the Plan, the Committee shall have the authority, in its discretion, to take such actions as it deems necessary or advisable to administer the Plan, including:
     (1) determining the Service Providers to whom Awards will be granted, the timing of each such Award, the type of Award and the number of Shares covered by each Award, the terms, conditions, performance criteria, restrictions and other provisions of Awards, and the manner in which Awards are paid or settled;
     (2) cancelling or suspending an Award, accelerating the vesting, extending the exercise period of an Award, or otherwise amending the terms and conditions of any outstanding Award, subject to the requirements of Sections 15(d) and 15(e);
     (3) adopting sub-plans or special provisions applicable to Awards, establishing, amending or rescinding rules to administer the Plan, interpreting the Plan and any Award or Agreement, reconciling any inconsistency, correcting any defect or supplying an omission or reconciling any inconsistency in the Plan or any Agreement, and making all other determinations necessary or desirable for the administration of the Plan;
     (4) granting Substitute Awards under the Plan;
     (5) taking such actions as are provided in Section 3(c) with respect to Awards to Global Service Providers; and
     (6) requiring or permitting the deferral of the settlement of an Award, and establishing the terms and conditions of any such deferral.
Notwithstanding the foregoing, the Board shall perform the duties and have the responsibilities of the Committee with respect to Awards made to Non-Employee Directors.
   (c) Awards to Global Service Providers. The Committee may grant Awards to Global Service Providers, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to comply with applicable foreign laws and regulatory requirements and to promote achievement of the purposes of the Plan. In connection therewith, the Committee may establish such subplans or annexes to Agreements and modify exercise procedures and other Plan rules and procedures to the extent such actions are deemed necessary or desirable, and may take any other action that it deems advisable to obtain local regulatory approvals or to comply with any necessary local governmental regulatory exemptions.
   (d) Acts of the Committee; Delegation. A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and any act of a majority of the members present at any meeting at which a quorum is present or any act unanimously approved in writing by all members of the Committee shall be the act of the Committee. Any such action of the Committee shall be valid and effective even if one or more members of the Committee at the time of such action are later determined not to have satisfied all of the criteria for membership in clauses (i) and (ii) of Section 2(h). To the extent not inconsistent with applicable law or stock exchange rules, the Committee may delegate all or any portion of its authority under the Plan to any one or more of its members or, as to Awards to Participants who are not subject to Section 16 of the Exchange Act, to one or more directors or executive officers of the Company or to a committee of the Board comprised of one or more directors of the Company. The Committee may also delegate non-discretionary administrative responsibilities in connection with the Plan to such other persons as it deems advisable.
   (e) Finality of Decisions. The Committee’s interpretation of the Plan and of any Award or Agreement made under the Plan and all related decisions or resolutions of the Board or Committee shall be final and binding on all parties with an interest therein.
   (f) Indemnification. Each person who is or has been a member of the Committee or of the Board, and any other person to whom the Committee delegates authority under the Plan, shall be indemnified by the Company, to the maximum extent permitted by law, against liabilities and expenses imposed upon or reasonably incurred by such person in connection with or resulting from any claims against such person by reason of the performance of the individual’s duties under the Plan. This right to indemnification is conditioned upon such person providing the Company an opportunity, at the Company’s expense, to handle and defend the claims before such person undertakes to handle and defend them on such person’s own behalf. The Company will not be required to indemnify any person for any amount paid in settlement of a claim unless the Company has first consented in writing to the settlement. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person or persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise.
4. Shares Available Under the Plan.
   (a) Maximum Shares Available. Subject to Section 4(b) and to adjustment as provided in Section 12(a), the number of Shares that may be the subject of Awards and issued under the Plan shall be  ~~1,376,556~~  1,876,556. No further awards may be made under the Prior Plan after the effective date of this Plan. Shares issued under the Plan may come from authorized and unissued shares or treasury shares. In determining the number of Shares to be counted against this share reserve in connection with any Award, the following rules shall apply:
     (1) Where the number of Shares subject to an Award is variable on the Grant Date, the number of Shares to be counted against the share reserve shall be the maximum number of Shares that could be received under that particular Award, until such time as it can be determined that only a lesser number of Shares could be received.
     (2) Where two or more types of Awards are granted to a Participant in tandem with each other, such that the exercise of one type of Award with respect to a number of Shares cancels at least an equal number of Shares of the other, the number of Shares to be counted against the share reserve shall be the largest number of Shares that would be counted against the share reserve under either of the Awards.
     (3) Shares subject to Substitute Awards shall not be counted against the share reserve, nor shall they reduce the Shares authorized for grant to a Participant in any calendar year.
     (4) Awards that will be settled solely in cash shall not be counted against the share reserve, nor shall they reduce the Shares authorized for grant to a Participant in any calendar year.
   (b) Effect of Forfeitures and Other Actions. Any Shares subject to an Award, or to an award granted under a Prior Plan that is outstanding on the effective date of this Plan (a “Prior Plan Award”), that expires, is cancelled or forfeited or is settled for cash shall, to the extent of such cancellation, forfeiture, expiration or cash settlement, again become available for Awards under this Plan, and the share reserve under Section 4(a) shall be correspondingly replenished as provided in Section 4(c) below. The following Shares shall again become available for Awards or replenish the share reserve under Section 4(a): (i) Shares tendered (either actually or by attestation) by the Participant or withheld by the Company in payment of the exercise price of a stock option issued under this Plan or a Prior Plan, (ii) Shares tendered (either actually or by attestation) by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an award under this Plan or a Prior Plan, (iii) Shares repurchased by the Company with proceeds received from the exercise of a stock option issued under this Plan or a Prior Plan, and (iv) Shares subject to a stock appreciation right award issued under this Plan or a Prior Plan that are not issued in connection with the stock settlement of that award upon its exercise.
   (c) Effect of Plans Operated by Acquired Companies. If a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall supplement the Share reserve under Section 4(a). Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or combination, and shall only be made to individuals who were not Service Providers of the Company and its Subsidiaries prior to such acquisition or combination.
   (d) No Fractional Shares. Unless otherwise determined by the Committee, the number of Shares subject to an Award shall always be a whole number. No fractional Shares may be issued under the Plan, but the Committee may, in its discretion, adopt any rounding convention it deems suitable or pay cash in lieu of any fractional Share in settlement of an Award.

5. Eligibility. Participation in the Plan is limited to Service Providers. Incentive Stock Options may only be granted to Employees who are not Global Service Providers.
6. General Terms of Awards.
   (a) Award Agreement. Each Award shall be evidenced by an Agreement setting forth the amount of the Award together with such other terms and conditions applicable to the Award (and not inconsistent with the Plan) as determined by the Committee. If an Agreement calls for acceptance by the Participant, the Award evidenced by the Agreement will not become effective unless acceptance of the Agreement in a manner permitted by the Committee is received by the Company within thirty (30) days of the date the Agreement is delivered to the Participant. An Award to a Participant may be made singly or in combination with any form of Award. Two types of Awards may be made in tandem with each other such that the exercise of one type of Award with respect to a number of Shares reduces the number of Shares subject to the related Award by at least an equal amount.
   (b) Vesting and Term. Each Agreement shall set forth the period until the applicable Award is scheduled to vest and, if applicable, expire (which shall not be more than ten (10) years from the Grant Date), and the applicable vesting conditions and any applicable performance period. The Committee may provide in an Agreement for such vesting conditions and timing as it may determine. Unless the Committee provides otherwise, the vesting of Awards granted hereunder will be suspended during any unpaid leave of absence.
   (c) Transferability. Except as provided in this Section 6(c), (i) during the lifetime of a Participant, only the Participant or the Participant’s guardian or legal representative may exercise an Option or SAR, or receive payment with respect to any other Award; and (ii) no Award may be sold, assigned, transferred, exchanged or encumbered, voluntarily or involuntarily, other than by will or the laws of descent and distribution. Any attempted transfer in violation of this Section 6(c) shall be of no effect. The Committee may, however, provide in an Agreement or otherwise that an Award (other than an Incentive Stock Option) may be transferred pursuant to a domestic relations order or may be transferable by gift to any “family member” (as defined in General Instruction A.1(a)(5) to Form S-8 under the Securities Act of 1933) of the Participant. Any Award held by a transferee shall continue to be subject to the same terms and conditions that were applicable to that Award immediately before the transfer thereof. For purposes of any provision of the Plan relating to notice to a Participant or to acceleration or termination of an Award upon the death or Separation from Service of a Participant, the references to “Participant” shall mean the original grantee of an Award and not any transferee.
   (d) Designation of Beneficiary. To the extent permitted by the Committee, a Participant may designate a beneficiary or beneficiaries to exercise any Award or receive a payment under any Award that is exercisable or payable on or after the Participant’s death. Any such designation shall be on a form approved by the Company and shall be effective upon its receipt by the Company. In the absence of a properly designated beneficiary, the beneficiary shall be the Participant’s surviving spouse, or if none, then the Participant’s estate.
   (e) Separation from Service. Unless otherwise provided in an applicable Agreement or another then-effective written agreement between a Participant and the Company, and subject to Section 12, if a Participant’s Continuous Service with the Company and all of its Affiliates terminates, the following provisions shall apply (in all cases subject to the scheduled expiration of an Option or SAR Award, as applicable):
     (1) Upon Separation from Service for Cause, or upon conduct during a post-termination exercise period that would constitute Cause, all unexercised Option and SAR Awards and all unvested portions of any other outstanding Awards shall be immediately forfeited without consideration.
     (2) Upon Separation from Service for any other reason, all unvested and unexercisable portions of any outstanding Awards shall be immediately forfeited without consideration.
     (3) Upon Separation from Service for any reason other than Cause, death or Disability, the currently vested and exercisable portions of Option and SAR Awards may be exercised for a period of three (3) months after the date of such termination. However, if a Participant thereafter dies during such three-month period, the vested and exercisable portions of the Option and SAR Awards may be exercised for a period of one year after the date of such termination.
     (4) Upon Separation from Service due to death or Disability, the currently vested and exercisable portions of Option and SAR Awards may be exercised for a period of one (1) year after the date of such termination.

   (f) Rights as Stockholder. No Participant shall have any rights as a stockholder with respect to any Shares covered by an Award unless and until the date the Participant becomes the holder of record of the Shares, if any, to which the Award relates.
   (g) Performance-Based Awards. Any Award may be granted as a Performance-Based Award if the Committee establishes one or more measures of corporate, business unit or individual performance which must be attained, and the performance period over which the specified performance is to be attained, as a condition to the grant, vesting, exercisability, lapse of restrictions and/or settlement in cash or Shares of such Award. In connection with any such Award, the Committee shall determine the extent to which performance measures have been attained and other applicable terms and conditions have been satisfied, and the degree to which the grant, vesting, exercisability, lapse of restrictions and/or settlement of such Award has been earned. The Committee shall also have the authority to provide, in an Agreement or otherwise, for the modification of a performance period and/or adjustments to or waivers of the achievement of performance goals.
   (h) Dividends and Dividend Equivalents. No dividends, dividend equivalents or distributions will be paid with respect to Shares subject to an Option or SAR Award. Any dividends or distributions payable with respect to Shares that are subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions and risk of forfeiture as the Shares to which such dividends or distributions relate. In its discretion, the Committee may provide in an Award Agreement for a Stock Unit Award or an Other Stock-Based Award that the Participant will be entitled to receive dividend equivalents, based on dividends actually declared and paid on outstanding Shares, on the units or other Share equivalents subject to the Stock Unit Award or Other Stock-Based Award, and such dividend equivalents will be subject to the same restrictions and risk of forfeiture as the units or other Share equivalents to which such dividend equivalents relate. The additional terms of any such dividend equivalents will be as set forth in the applicable Agreement, including the time and form of payment and whether such dividend equivalents will be credited with interest or deemed to be reinvested in additional units or Share equivalents. Dividends and dividend equivalents on Performance-Based Awards will be subject to the same terms and conditions, including vesting conditions and the achievement of any applicable performance goals, as the original Award.
   (i) Deferrals of Full Value Awards. The Committee may, in its discretion, permit or require the deferral by a Participant of the issuance of Shares or payment of cash in settlement of any Full Value Award, subject to such terms, conditions, rules and procedures as it may establish or prescribe for such purpose and with the intention of complying with the applicable requirements of Section 409A. The terms, conditions, rules and procedures for any such deferral shall be set forth in writing in the relevant Agreement or in such other agreement, plan or document as the Committee may determine. The terms, conditions, rules and procedures for any such deferral shall address, to the extent relevant, matters such as: (i) the amount of compensation that may or must be deferred (or the method for calculating the amount); (ii) the permissible time(s) and form(s) of payment of deferred amounts; (iii) the terms and conditions of any deferral elections by a Participant or of any deferral required by the Company; and (iv) the crediting of interest or dividend equivalents on deferred amounts.
7. Stock Option Awards.
   (a) Type and Exercise Price. The Agreement pursuant to which an Option Award is granted shall specify whether the Option is an Incentive Stock Option or a Non-Qualified Stock Option. The exercise price at which each Share subject to an Option Award may be purchased shall be determined by the Committee and set forth in the Agreement, and shall not be less than the Fair Market Value of a Share on the Grant Date, except in the case of Substitute Awards (to the extent consistent with Section 409A and, in the case of Incentive Stock Options, Code Section 424).
   (b) Payment of Exercise Price. The purchase price of the Shares with respect to which an Option Award is exercised shall be payable in full at the time of exercise. The purchase price may be paid in cash or in such other manner as the Committee may permit, including by payment under a broker-assisted sale and remittance program, by withholding Shares otherwise issuable to the Participant upon exercise of the Option or by delivery to the Company of Shares (by actual delivery or attestation) already owned by the Participant (in either case, such Shares having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased). Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option, or continue any extension of credit with respect to the exercise price of an Option, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

   (c) Exercisability and Expiration. Each Option Award shall be exercisable in whole or in part on the terms provided in the Agreement. No Option Award shall be exercisable at any time after its scheduled expiration. When an Option Award is no longer exercisable, it shall be deemed to have terminated.
   (d) Incentive Stock Options.
     (1) An Option Award will constitute an Incentive Stock Option Award only if the Participant receiving the Option Award is an Employee who is not a Global Service Provider, and only to the extent that (i) it is so designated in the applicable Agreement and (ii) the aggregate Fair Market Value (determined as of the Option Award’s Grant Date) of the Shares with respect to which Incentive Stock Option Awards held by the Participant first become exercisable in any calendar year (under the Plan and all other plans of the Company and its Affiliates) does not exceed $100,000 or such other amount specified by the Code. To the extent an Option Award granted to a Participant exceeds this limit, the Option Award shall be treated as a Non-Qualified Stock Option Award. The maximum number of Shares that may be issued upon the exercise of Incentive Stock Option Awards under the Plan shall be the total number of Shares in the Plan’s share reserve as specified in the first sentence of Section 4(a), subject to adjustment as provided in Section 12(a).
     (2) No Participant may receive an Incentive Stock Option Award under the Plan if, immediately after the grant of such Award, the Participant would own (after application of the rules contained in Code Section 424(d)) Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, unless (i) the per Share exercise price for such Award is at least 110% of the Fair Market Value of a Share on the Grant Date and (ii) such Award will expire no later than five (5) years after its Grant Date.
     (3) For purposes of Continuous Service by a Participant who has been granted an Incentive Stock Option Award, no approved leave of absence may exceed three months unless reemployment upon expiration of such leave is provided by statute or contract. If reemployment is not so provided, then on the date six months following the first day of such leave, any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Qualified Stock Option.
     (4) If an Incentive Stock Option Award is exercised after the expiration of the exercise periods that apply for purposes of Code Section 422, or otherwise fails to qualify as an Incentive Stock Option, such Option shall thereafter be treated as a Non-Qualified Stock Option.
8. Stock Appreciation Right Awards.
   (a) Nature of Award. An Award of Stock Appreciation Rights shall be subject to such terms and conditions as are determined by the Committee, and shall provide a Participant the right to receive upon exercise of the SAR Award all or a portion of the excess of (i) the Fair Market Value as of the date of exercise of the SAR Award of the number of Shares as to which the SAR Award is being exercised, over (ii) the aggregate exercise price for such number of Shares. The per Share exercise price for any SAR Award shall be determined by the Committee and set forth in the applicable Agreement, and shall not be less than the Fair Market Value of a Share on the Grant Date, except in the case of Substitute Awards (to the extent consistent with Section 409A).
   (b) Exercise of SAR. Each SAR Award may be exercisable in whole or in part at the times, on the terms and in the manner provided in the Agreement. No SAR Award shall be exercisable at any time after its scheduled expiration. When a SAR Award is no longer exercisable, it shall be deemed to have terminated. Upon exercise of a SAR Award, payment to the Participant shall be made at such time or times as shall be provided in the Agreement in the form of cash, Shares or a combination of cash and Shares as determined by the Committee. The Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or Shares) may be made in the event of the exercise of a SAR Award.
9. Restricted Stock Awards.
   (a) Vesting and Consideration. Shares subject to a Restricted Stock Award shall be subject to vesting and the lapse of applicable restrictions based on such conditions or factors and occurring over such period of time as the Committee may determine in its discretion. The Committee may provide whether any consideration other than Services must be received by the Company or any Affiliate as a condition precedent to the grant of a Restricted Stock Award, and may correspondingly provide for Company reacquisition or repurchase rights if such additional consideration has been required and some or all of a Restricted Stock Award does not vest.

   (b) Shares Subject to Restricted Stock Awards. Unvested Shares subject to a Restricted Stock Award shall be evidenced by a book-entry in the name of the Participant with the Company’s transfer agent or by one or more Stock certificates issued in the name of the Participant. Any such Stock certificate shall be deposited with the Company or its designee, together with an assignment separate from the certificate, in blank, signed by the Participant, and bear an appropriate legend referring to the restricted nature of the Restricted Stock evidenced thereby. Any book-entry shall be subject to comparable restrictions and corresponding stop transfer instructions. Upon the vesting of Shares of Restricted Stock, and the Company’s determination that any necessary conditions precedent to the release of vested Shares (such as satisfaction of tax withholding obligations and compliance with applicable legal requirements) have been satisfied, such vested Shares shall be made available to the Participant in such manner as may be prescribed or permitted by the Committee. Except as otherwise provided in the Plan or an applicable Agreement, a Participant with a Restricted Stock Award shall have all the rights of a shareholder, including the right to vote the Shares of Restricted Stock.
10. Stock Unit Awards.
   (a) Vesting and Consideration. A Stock Unit Award shall be subject to vesting and the lapse of applicable restrictions based on such conditions or factors and occurring over such period of time as the Committee may determine in its discretion. If vesting of a Stock Unit Award is conditioned on the achievement of specified performance goals, the extent to which the goals are achieved over the specified performance period shall determine the number of Stock Units that will be earned and eligible to vest, which may be greater or less than the target number of Stock Units stated in the Agreement. The Committee may provide whether any consideration other than Services must be received by the Company or any Affiliate as a condition precedent to the settlement of a Stock Unit Award.
   (b) Settlement of Award. Following the vesting of a Stock Unit Award, and the Company’s determination that any necessary conditions precedent to the settlement of the Award (such as satisfaction of tax withholding obligations and compliance with applicable legal requirements) have been satisfied, settlement of the Award and payment to the Participant shall be made at such time or times in the form of cash, Shares (which may themselves be considered Restricted Stock under the Plan) or a combination of cash and Shares as determined by the Committee.
11. Other Stock-Based Awards. The Committee may from time to time grant Shares and other Awards that are valued by reference to and/or payable in whole or in part in Shares under the Plan. The Committee shall determine the terms and conditions of such Awards, which shall be consistent with the terms and purposes of the Plan. The Committee may direct the Company to issue Shares subject to restrictive legends and/or stop transfer instructions that are consistent with the terms and conditions of the Award to which the Shares relate.
12. Changes in Capitalization, Corporate Transactions, Change in Control.
   (a) Adjustments for Changes in Capitalization. In the event of any equity restructuring (within the meaning of FASB ASC Topic 718) that causes the per share value of Shares to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the Committee shall make such adjustments as it deems equitable and appropriate to (i) the aggregate number and kind of Shares or other securities issued or reserved for issuance under the Plan, (ii) the number and kind of Shares or other securities subject to outstanding Awards, (iii) the exercise price of outstanding Options and SARs, and (iv) any maximum limitations prescribed by the Plan with respect to certain types of Awards or the grants to individuals of certain types of Awards. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of Participants. In either case, any such adjustment shall be conclusive and binding for all purposes of the Plan. No adjustment shall be made pursuant to this Section 12(a) in connection with the conversion of any convertible securities of the Company, or in a manner that would cause Incentive Stock Options to violate Section 422(b) of the Code or cause an Award to be subject to adverse tax consequences under Section 409A.
   (b) Corporate Transactions. Unless otherwise provided in an applicable Agreement or another written agreement between a Participant and the Company, the following provisions shall apply to outstanding Awards in the event of a Change in Control that involves a Corporate Transaction in the discretion of the Committee. The Committee will not be required to treat all Awards similarly for purposes of this Section 12(b).
     (1) The Committee shall have the authority, at the time of the grant of an Award or any time while an Award remains outstanding, to provide for the full or partial vesting, full and partial exercisability, and the release from restrictions on transfer and repurchase or forfeiture rights of such Awards of one or more outstanding unvested Awards under the Plan, in connection with a Corporate Transaction, on such terms and conditions as the Committee may specify. The Committee may provide that any Awards so vested or released from such limitations in connection with a Change in Control, shall remain fully exercisable until the expiration or sooner termination of the Award.
     (2) The surviving or successor entity (or its Parent) may continue, assume or replace Awards outstanding as of the date of the Corporate Transaction (with such adjustments as may be required or permitted by Section 12(a)), and such Awards or replacements therefor shall remain outstanding and be governed by their respective terms, subject to Section 12(b)(4) below. A surviving or successor entity may elect to continue, assume or replace only some Awards or portions of Awards. For purposes of this Section 12(b)(1), an Award shall be considered assumed or replaced if, in connection with the Corporate Transaction and in a manner consistent with Section 409A (and Code Section 424 if the Award is an ISO), either (i) the contractual obligations represented by the Award are expressly assumed by the surviving or successor entity (or its Parent) with appropriate adjustments to the number and type of securities subject to the Award and the exercise price thereof that preserves the intrinsic value of the Award existing at the time of the Corporate Transaction, or (ii) the Participant has received a comparable equity-based award that preserves the intrinsic value of the Award existing at the time of the Corporate Transaction and contains terms and conditions that are substantially similar to those of the Award.
     (3) If and to the extent that outstanding Awards under the Plan are not continued, assumed or replaced in connection with a Corporate Transaction, then, automatically, (i) all outstanding Option and SAR Awards shall become fully vested and exercisable for such period of time prior to the effective time of the Corporate Transaction as is deemed fair and equitable by the Committee, and shall terminate at the effective time of the Corporate Transaction, (ii) all outstanding Full Value Awards shall fully vest immediately prior to the effective time of the Corporate Transaction, and (iii) to the extent vesting of any Award is subject to satisfaction of specified performance goals, such Award shall be deemed “fully vested” for purposes of this Section 12(b)(2) if the performance goals are deemed to have been satisfied at the target level of performance and the vested portion of the Award at that level of performance is proportionate to the portion of the performance period that has elapsed as of the effective time of the Corporate Transaction. The Committee shall provide written notice of the period of accelerated exercisability of Option and SAR Awards to all affected Participants. The exercise of any Option or SAR Award whose exercisability is accelerated as provided in this Section 12(b)(3) shall be conditioned upon the consummation of the Corporate Transaction and shall be effective only immediately before such consummation
     (4) The Committee may provide that some or all of such outstanding Awards shall be canceled at or immediately prior to the effective time of the Corporate Transaction in exchange for payments to the holders as provided in this Section 12(b)(4). The payment for any Award canceled shall be in an amount equal to the difference, if any, between (i) the fair market value (as determined in good faith by the Committee) of the consideration that would otherwise be received in the Corporate Transaction for the number of Shares subject to the Award, and (ii) the aggregate exercise price (if any) for the Shares subject to such Award. If the amount determined pursuant to the preceding sentence is not a positive number with respect to any Award, such Award may be canceled pursuant to this Section 12(b)(4) without payment of any kind to the affected Participant. With respect to an Award whose vesting is subject to the satisfaction of specified performance goals, the number of Shares subject to such an Award for purposes of this Section 12(b)(4) shall be the number of Shares as to which the Award would have been deemed “fully vested” for purposes of Section 12(b)(3). Payment of any amount under this Section 12(b)(4) shall be made in such form, on such terms and subject to such conditions as the Committee determines in its discretion, which may or may not be the same as the form, terms and conditions applicable to payments to the Company’s stockholders in connection with the Corporate Transaction, and may, in the Committee’s discretion, include subjecting such payments to vesting conditions comparable to those of the Award canceled, subjecting such payments to escrow or holdback terms comparable to those imposed upon the Company’s stockholders under the Corporate Transaction, or calculating and paying the present value of payments that would otherwise be subject to escrow or holdback terms.
     (5) If and to the extent that Awards are continued, assumed or replaced under the circumstances described in Section 12(b)(2), and if within twelve (12) months after the Corporate Transaction a Participant experiences an involuntary Separation from Service for reasons other than Cause, then (i) outstanding Option and SAR Awards issued to the Participant that are not yet fully exercisable shall immediately become exercisable in full and shall remain exercisable for one (1) year following the Participant’s termination of employment, (ii) any Full Value Awards that are not yet fully vested shall vest in full, and (iii) unless otherwise provided in an applicable Agreement, to the extent vesting of any Award is subject to satisfaction of specified performance goals, such Award shall be deemed “fully vested” for purposes of this Section 12(b)(4) if it is vested based on actual achievement of any performance-based vesting conditions as of the date of the Participant’s termination of employment, except that the proportionate vesting amount will be determined with respect to the portion of the performance period during which the Participant was a Service Provider.
   (c) Other Change in Control. In the event of a Change in Control that does not involve a Corporate Transaction, the Committee may, in its discretion, take such action as it deems appropriate with respect to outstanding Awards, which may include: (i) providing for the cancellation of any Award in exchange for payments in a manner similar to that provided in Section 12(b)(4) or (ii) making such adjustments to the Awards then outstanding as the Committee deems appropriate to reflect such Change in Control, which may include the acceleration of vesting in full or in part. The Committee will not be required to treat all Awards similarly in such circumstances, and may include such further provisions and limitations in any Award Agreement as it may deem equitable and in the best interests of the Company.
   (d) Dissolution or Liquidation. Unless otherwise provided in an applicable Agreement, in the event of a proposed dissolution or liquidation of the Company, the Committee will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. An Award will terminate immediately prior to the consummation of such proposed action.
   (e) Parachute Payment Limitation. Notwithstanding any other provision of this Plan or any other plan, arrangement or agreement to the contrary, if any of the payments or benefits provided or to be provided by the Company or its Affiliates to a Participant or for the Participant’s benefit pursuant to the terms of this Plan or otherwise (“Covered Payments”) constitute “parachute payments” within the meaning of Section 280G of the Code, and would, but for this Section 12(e) be subject to the excise tax imposed under Section 4999 of the Code (or any successor provision thereto) or any similar tax imposed by state or local law and any interest or penalties with respect to such taxes (collectively, the “Excise Tax”), then the Covered Payments shall be reduced (but not below zero) to the minimum extent necessary to ensure that no portion of the Covered Payments is subject to the Excise Tax.
13. Plan Participation and Service Provider Status. Status as a Service Provider shall not be construed as a commitment that any Award will be made under the Plan to that Service Provider or to eligible Service Providers generally. Nothing in the Plan or in any Agreement or related documents shall confer upon any Service Provider or Participant any right to continued Service with the Company or any Affiliate, nor shall it interfere with or limit in any way any right of the Company or any Affiliate to terminate the person’s Service at any time with or without Cause or change such person’s compensation, other benefits, job responsibilities or title.
14. Tax Withholding. The Company or any Affiliate, as applicable, shall have the right to (i) withhold from any cash payment under the Plan or any other compensation owed to a Participant an amount sufficient to cover any required withholding taxes related to the grant, vesting, exercise or settlement of an Award, and (ii) require a Participant or other person receiving Shares under the Plan to pay a cash amount sufficient to cover any required withholding taxes before actual receipt of those Shares. In lieu of all or any part of a cash payment from a person receiving Shares under the Plan, the Committee may permit the Participant to satisfy all or any part of the required tax withholding obligations (but not to exceed the maximum individual statutory tax rate in each applicable jurisdiction) by authorizing the Company to withhold a number of the Shares that would otherwise be delivered to the Participant pursuant to the Award, or by transferring to the Company Shares already owned by the Participant, with the Shares so withheld or delivered having a Fair Market Value on the date the taxes are required to be withheld equal to the amount of taxes to be withheld.
15. Effective Date, Duration, Amendment and Termination of the Plan.
   (a) Effective Date. The Plan was approved by the Board on July 1, 2024, and shall become effective on the date it is approved by the Company’s stockholders, which shall be considered the date of its adoption for purposes of Treasury Regulation §1.422-2(b)(2)(i). No Awards shall be made under the Plan prior to its effective date. If the Company’s shareholders fail to approve the Plan by December 31, 2024, the Plan will be of no further force or effect.
   (b) Duration of the Plan. The Plan shall remain in effect until all Shares subject to it are distributed, all Awards have expired or terminated, the Plan is terminated pursuant to Section 15(c), or the tenth anniversary of the effective date of the Plan, whichever occurs first (the “Termination Date”). Any Awards that are outstanding on the Termination Date shall remain in force according to the terms of the Plan and the applicable Agreement.

   (c) Amendment and Termination of the Plan. The Board may at any time terminate, suspend or amend the Plan. The Company shall submit any amendment of the Plan to its stockholders for approval only to the extent required by applicable laws or regulations or the rules of any securities exchange on which the Shares may then be listed. No termination, suspension, or amendment of the Plan may materially impair the rights of any Participant under a previously granted Award without the Participant’s consent, unless such action is necessary to comply with applicable law or stock exchange rules.
   (d) Amendment of Awards. Subject to Section 15(e), the Committee may unilaterally amend the terms of any Agreement evidencing an Award previously granted, except that no such amendment may materially impair the rights of any Participant under the applicable Award without the Participant’s consent, unless such amendment is necessary to comply with applicable law or stock exchange rules or any compensation recovery policy as provided in Section 16(i). Notwithstanding the foregoing, a Participant’s rights with respect to an Award will not be deemed to have been impaired by any amendment if the Committee, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights.
   (e) No Option or SAR Repricing. Except as provided in Section 12(a), no Option or Stock Appreciation Right Award granted under the Plan may be (i) amended to decrease the exercise price thereof, (ii) cancelled in conjunction with the grant of any new Option or Stock Appreciation Right Award with a lower exercise price, (iii) cancelled in exchange for cash, other property or the grant of any Full Value Award at a time when the per share exercise price of the Option or Stock Appreciation Right Award is greater than the current Fair Market Value of a Share, or (iv) otherwise subject to any action that would be treated under accounting rules as a “repricing” of such Option or Stock Appreciation Right Award, unless such action is first approved by the Company’s stockholders.
16. Other Provisions.
   (a) Unfunded Plan. The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Neither the Company, its Affiliates, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Plan nor shall anything contained in the Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant. To the extent any person has or acquires a right to receive a payment in connection with an Award under the Plan, this right shall be no greater than the right of an unsecured general creditor of the Company.
   (b) Limits of Liability. Except as may be required by law, neither the Company nor any member of the Board or of the Committee, nor any other person participating (including participation pursuant to a delegation of authority under Section 3(d)) in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.
   (c) Compliance with Applicable Legal Requirements and Company Policies. No Shares distributable pursuant to the Plan shall be issued and delivered unless and until the issuance of the Shares complies with all applicable legal requirements, including compliance with the provisions of applicable state and federal securities laws, and the requirements of any securities exchanges on which the Company’s Shares may, at the time, be listed. During any period in which the offering and issuance of Shares under the Plan is not registered under federal or state securities laws, Participants shall acknowledge that they are acquiring Shares under the Plan for investment purposes and not for resale, and that Shares may not be transferred except pursuant to an effective registration statement under, or an exemption from the registration requirements of, such securities laws. Any stock certificate or book-entry evidencing Shares issued under the Plan that are subject to securities law restrictions shall bear or be accompanied by an appropriate restrictive legend or stop transfer instruction. Notwithstanding any other provision of this Plan, the acquisition, holding or disposition of Shares acquired pursuant to the Plan shall in all events be subject to compliance with applicable Company policies, including those relating to insider trading, pledging or hedging transactions, minimum post-vesting holding periods and stock ownership guidelines, and to forfeiture or recovery of compensation as provided in Section 16(i).
   (d) Other Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of the termination, indemnity or severance pay laws of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate unless expressly so provided by such other plan, contract or arrangement, or unless the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.
   (e) Governing Law. To the extent that federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Delaware without regard to its conflicts-of-law principles and shall be construed accordingly.
   (f) Severability. If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
   (g) Section 409A. It is intended that all Awards under the Plan will be exempt from, or will comply with, Section 409A, and to the maximum extent permitted the Awards and the Plan will be interpreted and administered in accordance with this intent. Notwithstanding anything to the contrary in the Plan or any Agreement, with respect to any Award that constitutes a deferral of compensation subject to Section 409A:
     (1) If any amount is payable under such Award upon a termination of Service, a termination of Service will be deemed to have occurred only at such time as the Participant has experienced a Separation from Service;
     (2) Each amount to be paid or benefit to be provided under an Award shall be construed as a separate and distinct payment for purposes of Section 409A;
     (3) If any amount shall be payable with respect to any such Award as a result of a Participant’s Separation from Service at such time as the Participant is a “specified employee” within the meaning of Section 409A, then no payment shall be made, except as permitted under Section 409A, prior to the first business day after the earlier of (i) the date that is six (6) months after the Participant’s Separation from Service or (ii) the Participant’s death. Unless the Committee has adopted a specified employee identification policy as contemplated by Section 409A, specified employees will be identified by the Board in its discretion in accordance with the default provisions specified under Section 409A; and
     (4) If payment under an Award is to be made within a designated period which does not begin and end within one (1) calendar year, the Participant does not have a right to designate the taxable year of the payment.
None of the Company, the Board, the Committee nor any other person involved with the administration of this Plan shall (i) in any way be responsible for ensuring the exemption of any Award from, or compliance by any Award with, the requirements of Section 409A, (ii) have any obligation to design or administer the Plan or Awards granted thereunder in a manner that minimizes a Participant’s tax liabilities, including the avoidance of any additional tax liabilities under Section 409A, or (iii) shall have any liability to any Participant for any such tax liabilities.
   (h) Rule 16b-3. It is intended that the Plan and all Awards granted pursuant to it shall be administered by the Committee so as to permit the Plan and Awards to comply with Exchange Act Rule 16b-3. If any provision of the Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 16(h), that provision to the extent possible shall be interpreted and deemed amended in the manner determined by the Committee so as to avoid the conflict. To the extent of any remaining irreconcilable conflict with this intent, the provision shall be deemed void as applied to Participants subject to Section 16 of the Exchange Act to the extent permitted by law and in the manner deemed advisable by the Committee.
   (i) Forfeiture and Compensation Recovery.
     (1) The Committee may specify in an Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture or recovery by the Company upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include termination of Service for Cause; violation of any material Company or Affiliate policy; breach of noncompetition, non-solicitation or confidentiality provisions that apply to the Participant; a determination that the payment of the Award was based on an incorrect determination that financial or other criteria were met or other conduct by the Participant that is detrimental to the business or reputation of the Company or its Affiliates.

     (2) Awards and any compensation associated therewith are subject to forfeiture, recovery by the Company or other action pursuant to any compensation recovery policy adopted by the Board or the Committee at any time, as amended from time to time, which includes but is not limited to any compensation recovery policy adopted by the Board or the Committee including in response to the requirements of Section 10D of the Exchange Act, the SEC’s final rules thereunder, any applicable listing rules or other rules and regulations implementing the foregoing or as otherwise required by law or stock exchange. Any Agreement will be automatically unilaterally amended to comply with any such compensation recovery policy.

SANUWAVE

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on August 18, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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V76352-P35795

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SANUWAVE HEALTH, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Morgan Frank
02) Gregory Bazar
03) Jeffrey Blizard
04) Ian Miller
05) James Tyler

The Board of Directors recommends you vote FOR the following proposals:

The Board of Directors recommends you vote for 1 YEAR on the following proposal:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V76353-P35795

SANUWAVE HEALTH, INC.
ANNUAL MEETING OF STOCKHOLDERS
AUGUST 19, 2025 AT 10:00 AM CDT
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Morgan Frank and Peter Sorensen, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SANUWAVE HEALTH, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM CDT, on August 19, 2025, virtually at www.virtualshareholdermeeting.com/SNWV2025, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on the reverse side